                                                                    Exhibit 10.1


                                LEASE AGREEMENT

                                    BETWEEN

                               Sobrato Interests
                        a California Limited Partnership

                                      and

                              Broadcom Corporation

                            a California corporation

                               November 20, 2000

                                  LEASE BETWEEN
                   SOBRATO INTERESTS AND BROADCOM CORPORATION

SECTION..........................................................................PAGE #
Parties...............................................................................1
Premises..............................................................................1
Use...................................................................................1
   Permitted Uses.....................................................................1
   Uses Prohibited....................................................................2
   Advertisements and Signs...........................................................2
   Covenants, Conditions and Restrictions.............................................2
   Parking............................................................................2
Term and Rental.......................................................................2
   Base Monthly Rent..................................................................2
   Late Charges.......................................................................3
   Security Deposit...................................................................4
Construction..........................................................................4
   Landlord's Obligations.............................................................4
   Tenant Improvement Plans...........................................................5
   Tenant Improvement Costs...........................................................5
   Construction.......................................................................6
   Insurance..........................................................................6
   Punch List & Warranty..............................................................6
   Other Work by Tenant...............................................................6
Acceptance of Possession and Covenants to Surrender...................................6
   Delivery and Acceptance............................................................6
   Condition Upon Surrender...........................................................6
   Failure to Surrender...............................................................7
Alterations and Additions.............................................................7
   Tenant's Alterations...............................................................7
   Free From Liens....................................................................8
   Compliance With Governmental Regulations...........................................8
   Back-Up Generator..................................................................8
   Communications and Power Conduits and Equipment....................................9
Maintenance of Premises..............................................................10
   Landlord's Obligations............................................................10
   Tenant's Obligations..............................................................10
   Landlord and Tenant's Obligations Regarding Reimbursable Operating Costs..........11
   Reimbursable Operating Costs......................................................11
   Tenant's Allocable Share..........................................................12

                                     Page i

   Waiver of Liability...............................................................13
   Audit Rights......................................................................13
Hazard Insurance.....................................................................13
   Tenant's Use......................................................................13
   Landlord's Insurance..............................................................14
   Tenant's Insurance................................................................14
   Waiver............................................................................14
Taxes................................................................................14
Utilities............................................................................15
Toxic Waste and Environmental Damage.................................................15
   Tenant's Responsibility...........................................................15
   Tenant's Indemnity Regarding Hazardous Materials..................................16
   Actual Release by Tenant..........................................................16
   Environmental Monitoring..........................................................17
   Landlord's Indemnity Regarding Hazardous Materials................................17
Tenant's Default.....................................................................18
   Remedies..........................................................................18
   Right to Re-enter.................................................................19
   Abandonment.......................................................................19
   No Termination....................................................................19
   Non-Waiver........................................................................19
   Performance by Landlord...........................................................20
   Habitual Default..................................................................20
Landlord's  Liability................................................................20
   Limitation on Landlord's Liability................................................20
   Limitation on Tenant's Recourse...................................................21
   Indemnification of Landlord.......................................................21
Destruction of Premises..............................................................21
   Landlord's Obligation to Restore..................................................21
   Limitations on Landlord's Restoration Obligation..................................21
Condemnation.........................................................................22
Assignment or Sublease...............................................................22
   Consent by Landlord...............................................................22
   Assignment or Subletting Consideration............................................23
   No Release........................................................................23
   Reorganization of Tenant..........................................................24
   Permitted Transfers...............................................................24
   Effect of Default.................................................................24
   Effects of Conveyance.............................................................25
   Successors and Assigns............................................................25
   Customer Equipment................................................................25
Option to Extend the Lease Term......................................................25
   Grant and Exercise of Option......................................................25
   Determination of Fair Market Rental...............................................26
   Resolution of a Disagreement over the Fair Market Rental..........................26
   Personal to Tenant................................................................27
General Provisions...................................................................27
   Attorney's Fees...................................................................27

                                     Page ii

   Authority of Parties..............................................................27
   Brokers...........................................................................27
   Choice of Law.....................................................................27
   Dispute Resolution................................................................27
   Entire Agreement..................................................................29
   Entry by Landlord.................................................................29
   Estoppel Certificates.............................................................29
   Exhibits..........................................................................29
   Interest..........................................................................29
   Modifications Required by Lender..................................................30
   No Presumption Against Drafter....................................................30
   Notices...........................................................................30
   Property Management...............................................................30
   Rent..............................................................................30
   Representations...................................................................30
   Rights and Remedies...............................................................30
   Severability......................................................................31
   Submission of Lease...............................................................31
   Subordination.....................................................................31
   Survival of Indemnities...........................................................31
   Time..............................................................................31
   Transportation Demand Management Programs.........................................31
   Waiver of Right to Jury Trial.....................................................32
General Provisions...................................................................32
   Grant.............................................................................32
   Exclusions........................................................................32
   Nortel Sublease...................................................................33
EXHIBIT A - Premises, Building & Project.............................................35
EXHIBIT B - Draft Letter of Credit...................................................36
EXHIBIT C - Therma Mechanical Report.................................................37
EXHIBIT D - Nortel Sublease Space....................................................38

                                    Page iii

1. PARTIES: THIS LEASE, is entered into on this 20th day of November 2000, ("Effective Date") between Sobrato Interests, a California Limited Partnership, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, CA 95014, and Broadcom Corporation, a California Corporation, whose address is 16215 Alton Parkway, Irvine, California, 92618, hereinafter called respectively Landlord and Tenant.

2. PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises with the appurtenances, situated in the City of Santa Clara, County of Santa Clara, State of California, commonly known and designated as 2451-2465 Mission College Boulevard consisting of a three story building of 136,708 rentable square feet ("Building") as outlined in red on Exhibit "A" attached hereto, and all improvements located therein including but not limited to parking areas and structures, landscaping, loading docks, sidewalks, service areas and other facilities. The Building is situated within a project site shared with three additional buildings owned by Landlord as outlined in green on Exhibit "A" ("Project"). Tenant shall be entitled to use (on a non-assigned basis) its Allocable Share (as defined in Lease section 8.E. below) of the parking stalls within the project, which shall not be less than 460 parking spaces. Notwithstanding the foregoing, Tenant shall be allowed to designate approximately 35 parking stalls for Tenant's exclusive use near the lobby of the Building in the location depicted on Exhibit "A". Tenant acknowledges Landlord's right to and hereby consents to construction of additional building(s) within the Project or on adjacent land owned by Landlord. The Building has the address and contains the square footage specified above; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof is an approximation which Landlord and Tenant agree is reasonable and no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less.

Tenant's leasehold interest in the Premises, which is the entire Building, includes, without limitation, the utility raceways and risers and the rooftop of such Building. Notwithstanding the foregoing, Tenant agrees and acknowledges that Landlord shall have non-exclusive access to and use of any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevators, pipe and other vertical shafts and ducts, flues and stairwells of the Building, to the extent that such access and use is required (A) to comply with Landlord's obligations under this Lease, (B) to enforce Landlord's rights under this Lease and (C) to otherwise protect Landlord's interest in the Building. In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant's use and occupancy of the Premises.

3.   USE:

     A. PERMITTED USES: Tenant shall use the Premises as permitted under applicable zoning laws only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord: Office, research and development, marketing, light manufacturing, incidental warehouse, ancillary storage, electronics labs, and other incidental uses. Tenant shall use only the number of parking spaces allocated to Tenant under this Lease. All commercial trucks and delivery vehicles shall (i) be parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and
(iii) permitted to remain within the Project only so long as is reasonably necessary to complete the loading and unloading. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

     B. USES PROHIBITED: Tenant shall not commit or suffer to be committed on the Premises any waste, nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Premises, nor allow any sale by auction or any other use of the Premises for an unlawful purpose. Tenant shall not (i) damage or overload the electrical, mechanical or plumbing systems of the Premises, (ii) attach, hang or suspend anything from the ceiling, walls or columns of the building (except for decorations and wall hangings typically found in buildings with similar permitted uses) or set any load on the floor in excess of the load limits for which such items are designed, or (iii) generate dust, fumes or waste products which create a fire or health hazard or damage the Premises or any portion of the Project, including without limitation the soils or ground water in or around the Project. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature, or any waste materials, refuse, scrap or debris, shall be stored upon or permitted to remain on any portion of the Premises outside of the Building without Landlord's prior approval, which approval may be withheld in its sole discretion.

     C. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed, in, upon or about the Premises any signs not approved by the city and other governing authority having jurisdiction. Tenant will not place or permit to be placed upon the Premises any signs, advertisements or notices without the written consent of Landlord as to type, size, design, lettering, coloring and location, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant shall have the exclusive right to place signs on the exterior of the Building, and the non-exclusive right to place signs on monuments of the Project, subject to Landlord's consent as provided herein. Any sign placed on the Premises shall be removed by Tenant, at its sole cost, prior to the Expiration Date or promptly following the earlier termination of the Lease, and Tenant shall repair, at its sole cost, any damage or injury to the Premises caused thereby, and if not so removed, then Landlord may have same so removed at Tenant's expense.

     D. COVENANTS, CONDITIONS AND RESTRICTIONS: This Lease is subject to the effect of (i) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record and any other matters or documents of record; and (ii) any zoning laws of the city, county and state where the Building is situated (collectively referred to herein as "Restrictions") and Tenant will conform to and will not violate the terms of any such Restrictions.

     E. PARKING:: No charge or fee (other than rent payable hereunder, and except as required by law) shall be imposed in exchange for the right of Tenant and its employees, invitees and contractors to have access to or from, or to park in, the parking areas of the Project during the Term of this Lease.

4.   TERM AND RENTAL:

     A. BASE MONTHLY RENT: The term ("Lease Term") shall be for ninety six (96) months, commencing on March 1, 2001 (the "Commencement Date") and ending on February 28, 2009, ("Expiration Date"). Notwithstanding the parties' agreement that the Lease Term begins on the Commencement Date, this Lease and all of the obligations of Landlord and Tenant shall be binding and in full force and effect from and after the Effective Date. In addition to all other sums payable by Tenant under this Lease, Tenant shall pay base monthly rent ("Base Monthly Rent") for the Premises according to the following schedule:

Months 01-12: $751,894.00 per month $5.50 psf
Months 13-24: $781,969.76 per month $5.72 psf
Months 25-36: $813,412.60 per month $5.95 psf
Months 37-48: $846,222.52 per month $6.19 psf
Months 49-60: $879,032.44 per month $6.43 psf
Months 61-72: $914,576.52 per month $6.69 psf
Months 73-84: $951,487.68 per month $6.96 psf
Months 85-96: $989,765.92 per month $7.24 psf

Base Monthly Rent shall be due in advance on or before the first day of each calendar month during the Lease Term. All sums payable by Tenant under this Lease shall be paid to Landlord in lawful money of the United States of America, without offset or deduction and without prior notice or demand, at the address specified in Section 1 of this Lease or at such place or places as may be designated in writing by Landlord during the Lease Term. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of Seven Hundred Fifty One Thousand Eight Hundred Ninety Four and No/100 Dollars ($751,894.00) as prepaid rent for the first month of the Lease.

Notwithstanding the Commencement Date, Tenant shall have the right, but not the obligation, upon Tenant's receipt of a temporary certificate of occupancy (or its legal equivalent), to take early occupancy before the Commencement Date, of all or any portion of the Premises for the Permitted Use and to enable Tenant and its contractors to install the Initial Improvements described in Section 5 below, equipment, trade fixtures, furnishings and decorations in the Premises ("Early Occupancy"). Such Early Occupancy shall not change the Term Commencement Date or Term Expiration Date. Tenant's occupancy of the Premises under this
Section 3(b) shall be upon all the terms, covenants and conditions contained in the Lease, except that Tenant shall only be obligated to pay Base Monthly Rent and Tenant's Allocable Share of Reimbursable Operating Costs during any Early Occupancy based on that portion of the Premises that Tenant is actually occupying for the conduct of Tenant's business.

     B. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include but are not limited to: administrative, processing, accounting, and late charges which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage, or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or other sum due from Tenant shall not be received by Landlord or its designee within five (5) business days after the date the rent is due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount, which late charge shall be due and payable on the same date that the overdue amount was due. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant, excluding interest and attorneys fees and costs. Notwithstanding the foregoing, upon the first failure of Tenant to make timely payment in any calendar year of the Term, Tenant shall not be liable for such late charge if Tenant pays such overdue amount to Landlord within three (3) business days after receipt of written notice that such amount was not received when due. If any rent or other sum due from Tenant remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate specified in Section 19.J following the date such amount became due until paid. Acceptance by Landlord of such late charge shall not constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Monthly Rent, then the Base Monthly Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

    C. SECURITY DEPOSIT: Prior to March 1, 2005, Tenant shall deposit with Landlord the sum of Seven Hundred Fifty One Thousand Eight Hundred Ninety Four and No/100 Dollars ($751,894.00) ("Security "Deposit"). Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to interest on the Security Deposit. If Tenant defaults with respect to any provisions of the Lease, including but not limited to the provisions relating to payment of Base Monthly Rent or other charges, Landlord may, after the expiration of all applicable notice and cure periods, to the extent reasonably necessary to remedy Tenant's default, use any or all of the Security Deposit towards payment of the following: (i) Base Monthly Rent or other charges in default; (ii) any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default including, but not limited to Tenant's failure to restore or clean the Premises following vacation thereof. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) business days after written demand from Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full original amount, and shall pay to Landlord such other sums as necessary to reimburse Landlord for any sums paid by Landlord. If Tenant shall default more than three (3) times in any twelve (12) month period, irrespective of whether or not such default is cured, then the Security Deposit shall, within ten (10) days after demand by Landlord, be increased by Tenant to an amount equal to three (3) times the Base Monthly Rent. Tenant may not assign or encumber the Security Deposit without the consent of Landlord. Any attempt to do so shall be void and shall not be binding on Landlord. The Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date and surrender of the Premises to Landlord, less any amount deducted in accordance with this Section, together with Landlord's written notice itemizing the amounts and purposes for such deduction. In the event of termination of Landlord's interest in this Lease, Landlord may deliver or credit the Security Deposit to Landlord's successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit provided such successor assumes, in writing, Landlord's obligations with respect to such Security Deposit.

Landlord agrees that in lieu of a cash Security Deposit, Tenant may deposit a letter of credit ("Letter of Credit") substantially in the form attached hereto as Exhibit "B". Landlord shall be entitled to draw against the Letter of Credit at any time provided only that Landlord certifies to the issuer of the Letter of Credit that Tenant is in default under the Lease. Tenant shall keep the letter of credit in effect during the entire Lease Term, as the same may be extended, plus a period of four (4) weeks after expiration of the Lease Term. At least thirty (30) days prior to expiration of any Letter of Credit, the term thereof shall be renewed or extended for a period of at least one (1) year. Tenant's failure to so renew or extend the Letter of Credit shall be a material default of this Lease by Tenant. In the event Landlord draws against the Letter of Credit, Tenant shall replenish the existing Letter of Credit or cause a new Letter of Credit to be issued such that the aggregate amount of letters of credit available to Landlord at all times during the Lease Term is the amount of the Security Deposit originally required.

5.   CONSTRUCTION:

     A. LANDLORD'S OBLIGATIONS: Landlord shall ensure that the existing Building systems are in good operating condition and repair including the plumbing, sprinklers, electrical (including panels and outlets), and doors (both shipping and personnel) With regard to the HVAC systems, Landlord agrees perform the work specified in the inspection report issued by

Therma Mechanical dated July 20, 2000 and attached as Exhibit "C" necessary to put such systems into good condition and repair.

B. TENANT IMPROVEMENT PLANS: Tenant, at Tenant's sole cost and expense, shall retain an interior architect ("Architect") to prepare plans and outline specifications to be attached as Exhibit "C" ("Tenant Improvement Plans and Specifications") with respect to the construction of initial interior improvements to the Premises ("Tenant Improvements"). The Tenant Improvement Plans and Specifications shall be completed for all aspects of the work (either in one package or in phases as provided below) by June 30, 2001 with all detail necessary for submittal to the city, within three (3) days thereafter, for issuance of building permits and for construction, and shall include any information required by the relevant agencies regarding Tenant's use of Hazardous Materials if applicable. The Tenant Improvements shall: (i) be reasonably compatible with (and not damaging to) the structural, mechanical, electrical, plumbing and other systems of the Building, (ii) not materially adversely impact (in Landlord's reasonable judgment) the exterior appearance or operations of the Building, the currently existing interior improvements in the Building, or the appearance or operations of the public areas of the Building and (iii) comply with all any law, statute, ordinance, order, rule, regulation or requirement of any governmental or quasi-governmental authority. All Tenant Improvements shall be subject to Landlord's reasonable approval, which shall not be unreasonably withheld or delayed beyond five (5) business days following receipt of Tenant's Plans and Specifications, provided the above conditions are met. Landlord's failure to approve, or reasonably disapprove, the Tenant Improvement Plans and Specifications (or revised Plans and Specifications) within five (5) business days following Landlord's receipt thereof shall be deemed Landlord's approval. The Tenant Improvement Plans and Specifications shall include all detail required by the City of Santa Clara necessary to obtain a Certificate of Occupancy. Construction of the Tenant Improvements shall be performed by a general contractor ("General Contractor") selected by Tenant, subject to Landlord's reasonable approval. Tenant shall not be required to use union labor as a condition of receiving Landlord's approval hereunder. The Tenant Improvement Plans and Specifications shall be prepared in sufficient detail to allow General Contractor to construct the Tenant Improvements. The Tenant shall contract directly with General Contractor for construction of the Tenant Improvements and shall cause the General Contractor to construct the Tenant Improvements in accordance with all Tenant Improvement Plans and Specifications. Tenant shall have no obligation to remove the Tenant Improvements at the expiration or earlier termination of the Lease. The Tenant Improvements (other than Tenant's trade fixtures, equipment and furnishings and other personal property of Tenant that can be removed without permanent damage to the Premises) shall not be removed or altered by Tenant without the prior written consent of Landlord as provided in Section 7. Tenant shall have the right to depreciate and claim and collect any investment tax credits in the Tenant Improvements during the Lease Term. Upon expiration of the Lease Term or any earlier termination of the Lease, the Tenant Improvements (other than Tenant's trade fixtures, equipment and furnishings and other personal property of Tenant that can be removed without permanent damage to the Premises) shall become the property of Landlord and shall remain upon and be surrendered with the Premises, and title thereto shall automatically vest in Landlord without any payment therefore.

     C. TENANT IMPROVEMENT COSTS: Tenant shall pay all costs associated with the Tenant Improvements. The cost of Tenant Improvements shall include the following to the extent actually incurred by Tenant or General Contractor in connection with the construction of Tenant Improvements: architectural design fees, construction costs, all permit fees, and construction taxes or other costs imposed by governmental authorities related to the Tenant Improvements. Landlord shall not charge

Tenant any fee of any kind for its involvement in the construction or design of the Tenant Improvement, other than the out-of-pocket costs paid to professional consultants for review of the Tenant Improvement Plans and Specifications, and any revisions thereto. Tenant shall pay directly to the General Contractor all amounts due pursuant to the construction of Tenant Improvements.

     D. CONSTRUCTION: Tenant shall diligently supervise the construction of Tenant Improvements until they are substantially complete as hereinafter defined. The Tenant Improvements shall be deemed substantially complete ("Substantially Complete" or "Substantial Completion") when the Tenant Improvements have been substantially completed in accordance with the Tenant Improvement Plans and Specifications, as evidenced by the completion of a final inspection or the issuance of a certificate of occupancy or its equivalent by the appropriate governmental authority, and the issuance of a certificate by the Architect certifying that the Tenant Improvements have been completed in accordance with the plans. Installation of Tenant's data and phone cabling and furniture shall not be required in order to deem the Premises Substantially Complete.

     E. INSURANCE: General Contractor shall procure builder's risk insurance for the full replacement cost of the Tenant Improvements while the Tenant Improvements are under construction, up until the date that the casualty insurance policy described in Section 9 is in full force and effect.

     F. PUNCH LIST & WARRANTY: After the Tenant Improvements are Substantially Complete, Tenant shall cause the General Contractor to immediately correct any construction defects or other "punch list" items which require attention. The General Contractor shall provide a standard contractor's warranty with respect to the Tenant Improvements for one (1) year from the Commencement Date. Such warranty shall exclude routine maintenance, damage caused by Tenant's negligence or misuse, and acts of God.

     G. OTHER WORK BY TENANT: All work not described in the Tenant Improvement Plans and Specifications, such as furniture, telephone equipment, telephone wiring and office equipment work, shall be furnished and installed by Tenant at Tenant' cost. Prior to Substantial Completion, Tenant shall be obligated to contract with a firm to monitor the fire system.

6.   ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER:

     A. DELIVERY AND ACCEPTANCE: On the Commencement Date, Landlord shall deliver and Tenant shall accept possession of the Premises and enter into occupancy of the Premises on the Commencement Date. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing condition, subject to all Restrictions and without representation or warranty by Landlord.

     B. CONDITION UPON SURRENDER: Tenant further agrees on the Expiration Date or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, normal wear and tear excepted. In this regard, "normal wear and tear" shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best commercially reasonable standards for maintenance, repair replacement, and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the Expiration Date or sooner termination of this
Lease: (i) all interior walls shall be repaired, patched, cleaned, and otherwise made paint-ready, (ii) all tiled floors shall be cleaned and waxed, (iii) all carpets shall be cleaned and shampooed, (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced except to the extent such staining or discoloration is attributable to Landlord's failure to maintain the Building to the extent required by Section 8.A. of this Lease, (v) all cabling placed above the ceiling by Tenant or Tenant's contractors shall be removed unless such cabling has been properly suspended in accordance with applicable code and is not weighing on the ceiling, (vi) all windows shall be washed; (vii) the HVAC system shall be serviced by a reputable and licensed service firm and left in "good operating condition and repair" as so certified by such firm, (viii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses. On or before the Expiration Date or sooner termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises. All property and fixtures not so removed shall be deemed as abandoned by Tenant. Tenant shall ascertain from Landlord within ninety (90) days before the Expiration Date whether Landlord desires to have any Alterations made by Tenant (as defined in Section 7) removed and the Premises or any parts thereof restored to a standard open office plan with materials and finishes consistent with the other open office areas with the Premises, or to cause Tenant to surrender all Alterations in place to Landlord. If Landlord shall so desire, Tenant shall, at Tenant's sole cost and expense, remove such Alterations as Landlord requires and shall repair and restore said Premises or such parts thereof before the Expiration Date. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to the extent such compliance is necessitated by the repair and restoration work.

     C. FAILURE TO SURRENDER: If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this Section 6, Tenant shall be deemed in a holdover tenancy pursuant to this
Section 6.C and Tenant shall indemnify, defend, and hold Landlord harmless against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay and costs incurred by Landlord in returning the Premises to the required condition, plus interest at the Agreed Interest Rate. Any holding over after the termination or Expiration Date with Landlord's express written consent, shall be construed as month-to-month tenancy, terminable on thirty (30) days written notice from either party, and Tenant shall pay as Base Monthly Rent to Landlord a rate equal to one hundred twenty five percent (125%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. If Tenant remains in possession of the Premises after the Expiration Date or sooner termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. This provision shall survive the termination or expiration of the Lease.

7.   ALTERATIONS AND ADDITIONS:

     A. TENANT'S ALTERATIONS: Tenant shall not make, or suffer to be made, any alteration or addition to the Premises ("Alterations"), or any part thereof, without obtaining Landlord's prior written consent and delivering to Landlord the proposed architectural and structural plans for all such Alterations at least fifteen (15) days prior to the start of construction. If such Alterations affect the structure of the Building, Tenant additionally agrees to reimburse Landlord its reasonable out-of-pocket costs incurred in reviewing Tenant's plans. After obtaining Landlord's consent, which consent shall state whether or not Landlord will require Tenant to remove such Alteration at the expiration or earlier termination of this Lease, Tenant shall not proceed to make such Alterations until Tenant has obtained all required governmental approvals and permits, and provides Landlord reasonable security, in form reasonably approved by Landlord, to protect Landlord against mechanics' lien claims. Tenant agrees to provide Landlord (i) written notice of the anticipated and actual start-date of the work, (ii) a complete set of half-size (15" X 21") vellum as-built drawings, and
(iii) a certificate of occupancy for the work upon completion of the Alterations. All Alterations shall be constructed in compliance with all applicable building codes and laws including, without limitation, the Americans with Disabilities Act of 1990 as amended from time to time. Upon the Expiration Date, all Alterations, except movable furniture and trade fixtures, shall become a part of the realty and belong to Landlord but shall nevertheless be subject to removal by Tenant as provided in Section 6 above. Alterations which are not deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, walls, carpeting, or any other installation which has become an integral part of the Premises. Landlord approves Tenant's right to finance and to secure under the California Uniform Commercial Code, Tenant's trade fixtures, equipment and other personal property which may be affixed to the Premises, and Landlord shall reasonably cooperate with the requests of any lessors of, or lenders holding a security interest in, such trade fixtures and equipment, provided that such cooperation does not materially affect Landlord's rights under this Lease. All Alterations shall be maintained, replaced or repaired by Tenant at its sole cost and expense.

Notwithstanding the foregoing, Tenant shall be entitled, without obtaining Landlord's consent, to make Alterations which do not affect the structure of the Building and which do not cost more than Fifty Thousand Dollars ($50,000.00) per Alteration ("Permitted Alterations"); provided, however, that: (i) Tenant shall still be required to comply with all other provisions of this paragraph; and
(ii) such Permitted Alterations are subject to removal by Tenant at Landlord's election pursuant to Section 6.B. above at the expiration or earlier termination of the Lease.

     B. FREE FROM LIENS: Tenant shall keep the Premises free from all liens arising out of work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge the lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due from Tenant as additional rent.

     C. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: The term Laws or Governmental Regulations shall include all federal, state, county, city or governmental agency laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, traffic mitigation, occupational, health, or safety standards for employers, employees, landlords, or tenants. Tenant, at Tenant's sole expense shall make all repairs, replacements, alterations, or improvements to the Premises (other than repairs, replacements, Alterations or improvements to the structural portions of the Building and the Common Areas of the Project unless such are required due to Tenant's specific use, occupancy or Alterations) needed to comply with all Governmental Regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, regulation or other requirement in its use of the Premises shall be conclusive of that fact as between Landlord and Tenant.

     D. BACK-UP GENERATOR: Tenant shall have the right, subject to Landlord's prior written consent (which consent shall be subject to the terms in this Section 7.C. but which shall not otherwise be unreasonably withheld, conditioned or delayed) to install one 300 KW back-up electrical generator, together with reasonably necessary connections from the location of such generator to the Premises and related above-ground diesel fuel storage tanks (collectively, "Generator"), either in the parking lot area of the Common Area or on the roof of the Building in a location reasonably designated by Landlord and reasonably acceptable to Tenant. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Generator, withholding of consent shall be presumptively reasonable if Landlord withholds its consent due to concerns regarding the appearance of the Generator, its impact on structural aspects of the Building or Common Area improvements, ventilation concerns, or actual or potential loss of any parking spaces or areas for the Project due to installation of the Generator, provided that if Tenant agrees to take steps (at Tenant's expense) to mitigate any such concerns raised by Landlord in a manner reasonably satisfactory to Landlord, Landlord shall grant its consent to the Generator subject to such mitigation. All locations or areas on the Building roof or within the Common Area where the Generator is located shall be provided by Landlord without additional rent. Tenant shall install the Generator at its sole expense and with components reasonably acceptable to Landlord, and shall be responsible for maintenance of the Generator, for compliance with all applicable Laws with respect to the Generator, and for any damage caused by the installation of the Generator or related to the Generator. At the end of the Term, Tenant shall remove the Generator from the Project and restore those affected areas of the Premises to their condition prior to the installation of the Generator.

    E. COMMUNICATIONS AND POWER CONDUITS AND EQUIPMENT: Notwithstanding the provisions of Section 7.A above, Tenant shall have the right, at its sole cost and expense, to trench in any exterior area within the boundaries of the Project reasonably approved by Landlord (which approval may be denied if such trenching adversely affects other Tenant's in the Project) for the purposes of "hard wiring" voice, data and power transmissions to the Building ("Conduit"), pursuant to reasonable specifications which have been approved in writing by Landlord and Tenant. At the end of the Term hereof, Tenant shall not be required to remove any properly installed underground Conduit. Tenant shall also have the exclusive right, at its sole cost and expense, to construct, maintain, operate and repair an equipment area outside of the Building, including, without limitation, the rooftop of the Building, which area shall include, without limitation, the following equipment and systems: UPS battery systems (the "Power Systems"), and antennae, satellite dishes and other communications systems and equipment ("Communications Systems"). All permits, application fees, and all costs associated with the Power and Communications Systems shall be Tenant's responsibility. Tenant, at its sole cost and expense, shall have the exclusive right to install, maintain, and from time to time replace all or a portion of the Power and Communications Systems on the roof of the Building, provided that prior to commencing any installation or maintenance, Tenant shall (i) obtain Landlord's prior approval (which approval shall not be unreasonably withheld, conditioned or delayed) of the proposed size, weight and location of such Power and Communications Systems and method for fastening such Power and Communications Systems to the roof, (ii) such installation and/or replacement shall comply strictly with all Laws and the conditions of any bond or warranty maintained by Landlord on the roof, and (iii) obtain, at Tenant's sole cost and expense, any necessary federal, state, and municipal permits, licenses and approvals, and deliver copies thereof to Landlord. Landlord may supervise any roof penetration related to the installation of any Power or Communications Systems, and Landlord may charge Landlord's reasonable out-of-pocket costs of any such supervision performed by a third-party consultant to Tenant. Tenant agrees that all installation, construction and maintenance shall be performed in a neat, responsible, and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements as shall be imposed by Landlord. Tenant shall repair any damage to the Building caused by Tenant's installation, maintenance, replacement, use or removal of the Power and Communications Systems. The Power and Communications Systems shall be considered Tenant's Trade Fixtures (as defined below) and shall remain the property of Tenant, and Tenant may remove the Power and Communications Systems at its cost at any time during the Term. Tenant shall remove the Communications Systems at Tenant's cost and expense upon the expiration or termination of this Lease and shall restore the Building and Premises to their condition prior to the installation of the Communications Systems. Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use of the Power or Communications Systems, it being assumed that Tenant has satisfied itself thereof. Tenant shall protect, defend, indemnify and hold harmless Landlord and Landlord's Agents from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys' fees, incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, replacement, use or removal of the Power and Communications Systems.

8.   MAINTENANCE OF PREMISES:

     A. LANDLORD'S OBLIGATIONS: Landlord at its sole cost and expense, shall maintain in good condition, order, and repair, and replace as and when necessary, the foundation, footings, poured concrete floors, exterior walls, load bearing walls, and roof structure of the Building.

Notwithstanding the foregoing, during the initial Term of this Lease, Landlord shall be obligated to perform and pay for the work of replacement of the roof membrane at the end of its useful life (as determined in accordance with Landlord's reasonable judgement and consistent with prudent standards for building owners in the San Jose area) at Landlord's sole cost and expense. If Landlord fails to reasonably act to perform its repair obligations of this Paragraph 8.A, and such failure materially affects Tenant's ability to use and occupy the Premises for the purposes permitted herein, Tenant shall have the right, but not the obligation, to perform such repairs and/or maintenance if such failure continues for more than ten (10) business days after written notice from Tenant; provided, however, that if the nature of the repairs and/or maintenance to be completed by Landlord is such that more than 10 business days are required to complete such repairs and/or maintenance, Landlord shall have such additional time as is reasonably necessary to complete such repairs and/or maintenance and thereafter diligently pursue such repairs and/or maintenance to completion. In such event, Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant to complete such repairs and/or maintenance within thirty (30) days after receipt of Tenant's written demand therefore, together with copies of the paid invoices evidencing the costs incurred by Tenant. Any repairs and/or maintenance permitted herein shall be performed in a good and workmanlike manner by licensed contractors. If Landlord objects to the repairs and/or maintenance performed or the expenses incurred by Tenant in performing such work, Landlord shall deliver a written notice of Landlord's objection to Tenant within thirty (30) days after Landlord's receipt of Tenant's invoice evidencing the expenses incurred by Tenant. Landlord's notice shall set forth in reasonable detail Landlord's reasons for its claim that such repairs and/or maintenance were not required or were not Landlord's obligations in the terms of this lease and/or the reasons for Landlord's dispute of the expenses incurred by Tenant in performing such work. If Landlord and Tenant fail to resolve any such dispute within said thirty (30) day period, after Landlord has notified Tenant of Landlord's objections, the matter shall be resolved pursuant to Section 19.E. below.

     B. TENANT'S OBLIGATIONS: Except those items for which Landlord is obligated pursuant to Section 8.A. above, Tenant shall clean, maintain, repair and replace when necessary the Premises and every part thereof through regular inspections and servicing, including but not limited to: (i) all plumbing and sewage facilities, (ii) all heating ventilating and air conditioning facilities and equipment, (iii) all fixtures, interior walls floors, carpets and ceilings, (iv) all windows, door entrances, plate glass and glazing systems including caulking, and skylights, (v) all electrical facilities and equipment, (vi) all automatic fire extinguisher equipment, (vii) the parking lot and all underground utility facilities servicing the Premises, (viii) all elevator equipment, (ix) the roof membrane system, and (x) all waterscape, landscaping and shrubbery. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements. With respect to items (ii), (viii) and (ix) above, Tenant shall provide Landlord a copy of a service contract between Tenant and a licensed service contractor providing for periodic maintenance of all such systems or equipment in conformance with the manufacturer's recommendations. Tenant shall provide Landlord a copy of such preventive maintenance contracts and paid invoices for the recommended work if requested in writing by Landlord.

     C. LANDLORD AND TENANT'S OBLIGATIONS REGARDING REIMBURSABLE OPERATING
COSTS: In addition to the direct payment by Tenant of expenses as provided in Sections 8.B, 9, 10 and 11 of this Lease, Tenant agrees to reimburse Landlord for Tenant's Allocable Share (as defined in Section 8.E below) of Reimbursable Operating Costs (as defined in Section 8.D below) resulting from Landlord payment of expenses related to the Building or Project which are not otherwise paid by Tenant directly. Tenant agrees to pay its Allocable Share of the Reimbursable Operating Costs as additional rental within ten (10) business days of written invoice from Landlord.

     D. REIMBURSABLE OPERATING COSTS: For purposes of calculating Tenant's Allocable Share of Building and Project Costs, the term "Reimbursable Operating Costs" is defined as all costs and expenses of the nature hereinafter described which are incurred by Landlord in connection with ownership and operation of the Building or the Project in which the Premises are located (excluding any costs allocable to any other occupant of the Project), together with such additional facilities as may be determined by Landlord to be reasonably desirable or necessary to the ownership and operation of the Building and/or Project. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business), including but not limited to the following:
(i) Common Area utilities, including water, power, telephone, heating, lighting, air conditioning, ventilating, and Building utilities to the extent not separately metered; (ii) Common Area maintenance and service agreements for the Building and/or Project and the equipment therein, including without limitation, common area janitorial services, alarm and security services, exterior window cleaning, and maintenance of the sidewalks, landscaping, waterscape, roof membrane of the Building (except as provided in Section 8.A.), parking areas, driveways, service areas, mechanical rooms, elevators, and the Building exterior; (iii) insurance premiums and costs, including without limitation, the premiums and cost of fire, casualty and liability coverage and rental abatement and, if elected by Landlord, earthquake insurance applicable to the Building or Project; (iv) repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and repairs or alterations attributable solely to tenants of the Building or Project other than Tenant); and (v) all Taxes which may be levied on the Building or Project, upon the occupancy of the Building or Project and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale, transfer or other change of ownership of the Building or Project, as such Taxes are levied or appear on the City and County tax bills and assessment rolls. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project. This is a "Net" Lease, meaning that Base Monthly Rent is paid to Landlord absolutely net of all costs and expenses. The provision for payment of Reimbursable Operating Costs by means of periodic payment of Tenant's Allocable Share of Building and/or Project Costs is intended to pass on to Tenant and reimburse Landlord for all costs of operating and managing the Building and/or Project.

Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Reimbursable Operating Costs: (i) leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building or the Project; (ii) the cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant; (iii) any depreciation on the Building or the Project; (iv) expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Building or Project; (v) costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building or Project;
(vi) overhead profit increments paid to Landlord's subsidiaries or affiliates for services on or to the Building or Project or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis; (vii) all interest, loan fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other payable due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Building); (viii) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord; (ix) advertising and promotional expenditures; (x) costs of repairs and other work occasioned by fire, windstorm, or other casualty of an insurable nature and intended to be covered by insurance required to be carried by Landlord; (xi) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project, or due to Landlord's negligence or willful misconduct; (xii) costs for sculpture, paintings, or other objects of art (nor insurance thereon or extraordinary security in connection therewith); (xiii) wages, salaries, or other compensation paid to any executive employees above the grade of building manager; (xiv) the cost of correcting any building code or other violations which were violations prior to the Commencement Date; (xv) the cost of containing, removing, or otherwise remediating any contamination of the Project (including the underlying land and ground water) by any toxic or hazardous materials where such contamination was not caused by Tenant or its agents, invitees, employees, or suppliers; (xvi) reserves for any Reimbursable Operating Costs; (xvii) repairs and maintenance to buildings of the Project in which Tenant is not an occupant, and (xviii) any property management or similar fee in excess of three percent (3%) of the Base Monthly Rent.

     E. TENANT'S ALLOCABLE SHARE: For purposes of prorating Reimbursable Operating Costs which Tenant shall pay, Tenant's Allocable Share of Reimbursable Operating Costs shall be computed by multiplying the Reimbursable Operating Costs by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is either the total rentable square footage of the Building if the service or cost is allocable only to the Building, or the total square footage of the Project if the service or cost is allocable to the entire Project. Tenant's obligation to share in Reimbursable Operating Costs shall be adjusted to reflect the Lease Commencement Date and Expiration Date of this Lease and is subject to recalculation in the event of expansion of the Building or Project. Tenant's Allocable Share of the Project is 32.6%

     F. WAIVER OF LIABILITY: Failure by Landlord to perform any defined services, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character or by any other cause, similar or dissimilar, shall not render Landlord liable to Tenant in any respect, including damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery utilized in supplying the services listed herein break down or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease and shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord's obligation of tenantability and Tenant's right to make repairs and deduct the cost of such repairs from the rent. Landlord shall not be liable for a loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing, or its failure to furnish, any of the foregoing.

     G. AUDIT RIGHTS: Tenant shall have the right, at Tenant's sole cost and expense, provided Tenant utilizes a Certified Public Accountant (the "CPA"), upon at least thirty (30) days prior notice to Landlord at any time during regular business hours, and no more frequently than twice per calendar year, to audit Landlord's records pertaining to Operating Expenses for the immediately previous calendar year only, which shall be maintained in the State of California. Any disputes between Landlord and Tenant concerning Landlord's accounting of Additional Rent shall be resolved using generally accepted accounting principles ("GAAP"). If it is determined from Tenant's audit of such operating expenses that Tenant was overcharged by more than three percent (3%), such overcharge shall entitle Tenant to credit against its next payment of Reimbursable Operations Costs the amount of the overcharge and the costs associated with the audit (and, if such credit occurs following the expiration of the Term, Landlord shall pay the amount of such credit to Tenant within thirty (30) days after Landlord's receipt of an invoice from Tenant). If the audit determines that the Tenant was overcharged less than three percent (3%), such overcharge shall entitle Tenant to credit against its next payment of Reimbursable Operations Costs the amount of the overcharge and Tenant shall pay for all costs associated with the audit. If the audit shall determine that Tenant was undercharged for the Reimbursable Operations Costs, Tenant shall promptly pay the amount of such undercharge to Landlord and Tenant shall pay for all costs associated with the audit. Permitted Assignees of Tenant may only audit periods for which they occupy the Leased Premises and subtenants of Tenant are not entitled to any audit rights. Tenant agrees to keep all information thereby obtained by Tenant confidential.

9.   HAZARD INSURANCE:

     A. TENANT'S USE: Tenant shall not use or permit the Premises, or any part thereof, to be used for any purpose other than that for which the Premises are hereby leased; and no use of the Premises shall be made or permitted, nor acts done, which will cause any permanent increase in premiums or a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be sold, kept, or used in or about the Premises, any article prohibited by the standard form of fire insurance policies, unless such use is covered by an endorsement to such policies. Tenant shall, at its sole cost, comply with all requirements of any insurance company or organization necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and appurtenances.

     B. LANDLORD'S INSURANCE: Landlord agrees to purchase and keep in force fire, extended coverage insurance in an amount equal to the replacement cost of the Building (not including Tenant's Alterations, the Tenant Improvements or Tenant's Trade Fixtures) as determined by Landlord's insurance company's appraisers. At Landlord's election, such fire and property damage insurance may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood, and shall contain reasonable deductibles. Additionally Landlord may maintain a policy of
(i) commercial general liability insurance insuring Landlord (and such others with an insurable interest in the Premises designated in writing by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or Project in an amount as Landlord determines is reasonably necessary for its protection, and (ii) rental loss insurance covering a twelve (12) month period. All insurance procured by Landlord pursuant to this Section shall be at commercially reasonable rates. Tenant agrees to pay Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to Landlord, and in the event of damage covered by said insurance, the amount of any deductible under such policy. Payment shall be due to Landlord within ten
(10) days after written invoice to Tenant. It is understood and agreed that Tenant's obligation under this Section will be prorated to reflect the Lease Commencement and Expiration Dates.

     C. TENANT'S INSURANCE: Tenant agrees, at its sole cost, to insure its personal property, Tenant Improvements, and Alterations for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises with a combined single limit of not less than Five Million Dollars ($5,000,000.00). Tenant's liability insurance shall be primary insurance containing a cross-liability endorsement, and shall provide coverage on an "occurrence" rather than on a "claims made" basis. Tenant shall name Landlord and any Landlord's lender designated in writing as an additional insured and shall deliver certificates of insurance and renewal certificates to Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage.

     D. WAIVER: Landlord and Tenant hereby waive all rights each may have against the other on account of any loss or damage sustained by Landlord or Tenant, as the case may be, or to the Premises or its contents, which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease) as set forth above. The Parties shall use their reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against Landlord or Tenant, as the case may be.

10. TAXES: Tenant shall be liable for and shall pay as additional rental, prior to delinquency, (provided Tenant receives a tax bill at least 30 days prior to the delinquency date) the following (collectively referred to herein as "Taxes"): (i) all taxes and assessments levied against Tenant's personal property and trade or business fixtures; (ii) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Premises or upon the occupancy of the Premises, including any substitute or additional charges which may be imposed applicable to the Lease Term; and (iii) real estate tax increases due to an increase in assessed value resulting from a sale, transfer or other change of ownership of the Premises as it appears on the City and County tax bills during the Lease Term (other than a change of ownership within the existing partnership structure resulting in a reassessment). All real estate taxes shall be prorated to reflect the Lease Commencement and Expiration Dates. If, at any time during the Lease Term a tax, excise on rents, business license tax or any other tax, however described, is levied or assessed against Landlord as a substitute or addition, in whole or in part, for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge its pro rata share of such tax or excise on rents or other tax before it becomes delinquent; except that this provision is not intended to cover net income taxes, franchise inheritance, gift or estate tax imposed upon Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that Tenant cannot pay and discharge its pro rata share of such tax on behalf of Landlord, then at Landlord's sole election, Landlord may increase the Base Monthly Rent by the exact amount of such tax and Tenant shall pay such increase. If by virtue of any application or proceeding brought by Landlord, there results a reduction in the assessed value of the Premises during the Lease Term, Tenant agrees to pay Landlord a fee consistent with reasonable fees typically charged by a third party appeal firm for such services. Property Taxes also shall not include any tax or assessment expense: (i) levied on Landlord's rental income unless such tax or assessment expense is imposed in lieu of real property taxes;
(ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; or (iii) imposed on land and improvements other than the land upon which the Building is situated. Tenant, at its sole cost, shall have the right, by appropriate proceeding, to contest or protest any change in Taxes in its own name, and/or the name of Landlord if Landlord does not elect to contest such change. If a reduction in Taxes is obtained for any year in which Tenant paid such Taxes, then Tenant shall receive a credit or a refund of Tenant's over payment along with Tenant's pro-rata share of interest corresponding to such amount to the extent received from the taxing authority.

11. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, electric, telephone, and other utilities supplied to the Premises. Landlord shall not be liable for loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing or the utility company's failure to furnish utilities to the Premises, and in such event Tenant shall not be entitled to abatement or reduction of any portion of Base Monthly Rent or any other amount payable under this Lease unless utility services to the Premises are interrupted and such interruption is due to the active negligence or willful misconduct of Landlord, in which case Tenant shall be entitled to an abatement of rent unless such Utility or Utilities are restored within three (3) business days thereafter.

12.  TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

     A. TENANT'S RESPONSIBILITY: Without the prior written consent of Landlord, Tenant or Tenant's agents, employees, contractors and invitees ("Tenant's Agents") shall not bring, use, or permit upon the Premises, or generate, create, release, emit, or dispose (nor permit any of the same) from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Division 22 Title 26 of the California Code of Regulations as the same may be amended from time to time or any wastes, materials or substances which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements. ("Hazardous Materials") except for those substances customary in typical office uses and the other Permitted Uses and fuel and other supplies for the operation and maintenance of Tenant's emergency generator(s), if any, and the Building Systems to be maintained by Tenant, for which no consent shall be required. In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgment. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises or such consent is not required, Tenant represents and warrants that it shall comply with all Governmental Regulations applicable to Hazardous Materials including doing the following: (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections; (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling of Hazardous Materials on the Premises; (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards; (iv) surrender the Premises free from any Hazardous Materials arising from Tenant's bringing, using, permitting, generating, creating, releasing, emitting or disposing of Hazardous Materials; and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials as a result of Tenant's acts, and only if required, obtain a closure certificate from the local administering agency prior to the Expiration Date.

     B. TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS: Tenant shall, at its sole cost and expense, comply with all laws pertaining to, and shall with counsel reasonably acceptable to Landlord, indemnify, defend and hold harmless Landlord and Landlord's trustees, shareholders, directors, officers, employees, partners, affiliates, and agents from, any claims, liabilities, costs or expenses incurred or suffered arising from the bringing, using, permitting, generating, emitting or disposing of Hazardous Materials by Tenant, Tenant's Agents or a third party (other than adjoining landowners or occupants of adjacent properties) through the surface soils of the Premises during the Lease Term or the violation of any Governmental Regulation or environmental law, by Tenant or Tenant's Agents. Tenant's indemnification, defense, and hold harmless obligations include, without limitation, the following to the extent relating to Tenant's indemnification obligations under the preceding sentence: (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation now or hereafter in effect; (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source; (iii) all costs of defending such claims; (iv) losses attributable to diminution in the value of the Premises or the Building; (v) loss or restriction of use of rentable space in the Building;
(vi) Adverse effect on the marketing of any space in the Building; and (vi) all other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. This Section 12.B shall survive the expiration or termination o this Lease.

     C. ACTUAL RELEASE BY TENANT: Tenant agrees to notify Landlord of any lawsuits or orders which relate to the remedying of or actual release of Hazardous Materials on or into the soils or ground water at or under the Premises of which Tenant is aware or responsible for. Tenant shall also provide Landlord all notices required by Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty (20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with, any laws, regulations, ordinances or orders, the violation of which or failure to comply with poses a foreseeable and material risk of contamination of the ground water or injury to humans (other than injury solely to Tenant or Tenant's Agents.

     In the event of any release on or into the Premises or into the soil or ground water under the Premises, the Building or the Project of any Hazardous Materials used, treated, stored or disposed of by Tenant or Tenant's Agents, Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials Tenant shall immediately give verbal and follow-up written notice of the release to Landlord, and Tenant agrees to meet and confer with Landlord and its lender to attempt to eliminate and mitigate any financial exposure to such lender and resultant exposure to Landlord under California Code of Civil Procedure Section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical commercial uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under 12.B of this Lease to indemnify, defend and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps.

     In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this Section 12.C concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to this Lease.

     D. ENVIRONMENTAL MONITORING: Landlord and its agents shall have the right to inspect, investigate, sample and monitor the Premises including any air, soil, water, ground water or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this Section 12. If Landlord discovers that Tenant is not in compliance with the terms of this Section 12, any such costs incurred by Landlord, including attorneys' and consultants' fees, shall be due and payable by Tenant to Landlord within ten (10) business days following Landlord's written demand therefore.

     E. LANDLORD'S INDEMNITY REGARDING HAZARDOUS MATERIALS: Landlord represents and warrants, to the best of its knowledge, that as of the Commencement Date, there do not exist any Hazardous Materials in the Building, Premises or the Project. Landlord shall indemnify and hold Tenant harmless from any claims, liabilities, costs or expenses incurred or suffered by Tenant related to the removal, investigation, monitoring or remediation of Hazardous Materials which are present or which come to be present on the Premises except to the extent the presence of such Hazardous Materials is caused by Tenant or by

Tenant's failure to prevent a third party from dumping Hazardous Materials through the surface of the Premises. Landlord's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims. In no event shall Landlord be liable for any consequential damages suffered or incurred by Tenant as a result of any such contamination.

13. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (i) Tenant's failure to pay the Base Monthly Rent including additional rent or any other payment due under this Lease by the date such amount is due, where such failure continues for three (3) business days beyond written notice from Landlord that such amount was not received by the due date, (ii) the abandonment or vacation of the Premises by Tenant; (iii) Tenant's failure to observe and perform any other required provision of this Lease, where such failure continues for thirty (30) days after written notice from Landlord provided, however, that if the nature of the Default is such that it cannot reasonably be cured within thirty (30) days, Tenant shall not be in Default if Tenant commences within such thirty (30) day period to cure and thereafter diligently prosecutes the same to completion; (iv) Tenant's making of any general assignment for the benefit of creditors; (v) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); (vi) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (vii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

     A. REMEDIES: In the event of any such default by Tenant, then in addition to other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event Landlord elects to so terminate this Lease, Landlord may recover from Tenant all the following: (i) the worth at time of award of any unpaid rent which had been earned at the time of such termination; (ii) the worth at time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; including the following: (x) expenses for repairing the Premises to the condition required upon surrender of this Lease for purposes of reletting, (y) broker's fees, advertising costs or other expenses of reletting the Premises, and (z) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable California law. The term "rent", as used herein, is defined as the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to this Lease, all such other sums being deemed as additional rent due hereunder. As used in (i) and (ii) above, "worth at the time of award" shall be computed by allowing interest at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (iii) above, "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     B. RIGHT TO RE-ENTER: In the event of any such default by Tenant, Landlord shall have the right, after terminating this Lease, as permitted by law, to re-enter the Premises and remove all persons and property. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and disposed of by Landlord in any manner permitted by law.

     C. ABANDONMENT: If Landlord does not elect to terminate this Lease as provided in Section 13.A or 13.B above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. In the event that Landlord elects to so relet, rentals received by Landlord from such reletting shall be applied in the following order to: (i) the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; (ii) the payment of any cost of such reletting; (iii) the payment of the cost of any alterations and repairs to the Premises; and (iv) the payment of Base Monthly Rent due and unpaid hereunder. The residual rentals, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Landlord shall have the obligation to market the space but shall have no obligation to relet the Premises following a default if Landlord has other comparable available space within the Building or Project. In the event the portion of rentals received from such reletting which is applied to the payment of rent hereunder during any month be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     D. NO TERMINATION: Landlord's re-entry or taking possession of the Premises pursuant to 13.B or 13.C shall not be construed as an election to terminate this Lease unless written notice of such intention is given to Tenant or unless the termination is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

     E. NON-WAIVER: Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed as other than payment on account of the amount due. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand. Furthermore, the Landlord's acceptance of rent from the Tenant when the Tenant is holding over without express written consent does not convert Tenant's Tenancy from a tenancy at sufferance to a month to month tenancy. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing. Such waiver shall affect only the provision specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises. Landlord's consent to or approval of any act by Tenant which requires Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

     F. PERFORMANCE BY LANDLORD: If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may, without notice, without waiving any rights or remedies and without releasing Tenant from its obligations hereunder, perform such obligation, in which event Tenant shall pay Landlord as additional rent all reasonable sums paid by Landlord in connection with such substitute performance, including interest at the Agreed Interest Rate (as defined in Section 19.J) within ten (10) business days of Landlord's written notice for such payment.

     G. HABITUAL DEFAULT: The provisions of Section 13 notwithstanding, the Parties agree that if Tenant shall have defaulted in the performance of any (but not necessarily the same) monetary term or condition of this Lease for three or more times during any twelve (12) month period during the Lease Term, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by Tenant ("Habitual Default"). Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by Tenant, which work a hardship upon Landlord and deprive Landlord of Tenant's timely performance under this Lease.

14.  LANDLORD'S LIABILITY:

    A. LIMITATION ON LANDLORD'S LIABILITY: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third-party beneficiary hereof. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from Mortgagee or any purchaser at a foreclosure sale of Mortgagee's interest unless Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit. Tenant Further waives any right to terminate this Lease and to vacate the Premises on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief.

     B. LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity, then (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives except to the extent of their interest in the Premises. Tenant shall have recourse only to the interest of Landlord in the Premises or for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

     C. INDEMNIFICATION OF LANDLORD: As a material part of the consideration rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause (except due to the gross negligence or willful misconduct of Landlord) arising at any time to the fullest extent permitted by law, and Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord, and their shareholders, directors, officers, trustees, employees, partners, affiliates and agents from any claims, liabilities, costs or expenses incurred or suffered arising from the use of occupancy of the Premises or any part of the Project by Tenant or Tenant's Agents, the acts or omissions of Tenant or Tenant's Agents, Tenant's breach of this Lease, or any damage or injury to person or property from any cause, except to the extent caused by the willful misconduct or active negligence of Landlord or from the failure of Tenant to keep the Premises in good condition and repair as herein provided, except to the extent due to the gross negligence or willful misconduct of Landlord. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant and Tenant's Agents, Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims except to the extent due to the gross negligence or willful misconduct of Landlord.

15. DESTRUCTION OF PREMISES:

     A. LANDLORD'S OBLIGATION TO RESTORE: In the event of a destruction of the Premises during the Lease Term Landlord shall repair the same to a similar condition to that which existed prior to such destruction. Such destruction shall not annul or void this Lease; however, Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while repairs are being made, such proportionate reduction to be based upon the extent to which the repairs interfere with Tenant's business in the Premises, as reasonably determined by Landlord and Tenant. In no event shall Landlord be required to replace or restore Alterations, Tenant Improvements paid for by Tenant from sources other than the Work Allowance or Tenant's fixtures or personal property. With respect to a destruction which Landlord is obligated to repair or may elect to repair under the terms of this Section, Tenant waives the provisions of Section 1932, and Section 1933, Subdivision 4, of the Civil Code of the State of California, and any other similarly enacted statute, and the provisions of this Section 15 shall govern in the case of such destruction.

     B. LIMITATIONS ON LANDLORD'S RESTORATION OBLIGATION: Notwithstanding the provisions of Section 15.A, Landlord shall have no obligation to repair, or restore the Premises if any of the following occur: (i) if the repairs cannot be made in one hundred eighty (180) days from the date of receipt of all governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, as reasonably determined by Landlord,
(ii) if the holder of the first deed of trust or mortgage encumbering the Building elects not to permit the insurance proceeds payable upon damage or destruction to be used for such repair or restoration (unless Tenant, within 45 days after the casualty, agrees in writing to pay all costs associated with rebuilding), (iii) the damage or destruction is not fully covered by the insurance maintained by Landlord (unless Tenant, within 45 days after the casualty, agrees in writing to contribute any shortfall), (iv) the damage or destruction occurs in the last eighteen (18) months of the Lease Term unless Tenant has exercised or promptly exercises an option to extend the Lease Term,
(v) Tenant is in default pursuant to the provisions of Section 13, or (vi) Tenant has vacated the Premises for more than ninety (90) days without payment of rent. In any such event Landlord may elect either to complete the repair or restoration, or terminate this Lease by providing Tenant written notice of its election within sixty (60) days following the damage or destruction. Tenant shall also have the right to terminate this Lease in the event of either (i) or
(iv) above, by providing Landlord with written notice of its election to do so within sixty (60) days following the damage or destruction.

16. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the day before title vests in the condemnor or purchaser ("Vesting Date") and Base Monthly Rent payable hereunder shall be adjusted so that Tenant is required to pay for the remainder of the Lease Term only such portion of Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking. Further, in the event of such partial taking in excess of 25% of the Premises, either Tenant or Landlord shall have the option to terminate this Lease as of the Vesting Date. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for the operation of Tenant's business as such business was performed in the Premises prior to the Vesting Date, this Lease shall terminate on the Vesting Date. If part or all of the Premises be taken, all compensation awarded upon such taking shall go to Landlord, and Tenant shall have no claim thereto; except Landlord shall cooperate with Tenant, without cost to Landlord, to recover compensation for damage to or taking of any Alterations, Tenant Improvements paid for by Tenant, or for Tenant's moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue, and the provisions of this Section 16 shall govern in the case of a taking but not Government Code Section 7262 with respect to those claims which Tenant may pursue by separate action.

17. ASSIGNMENT OR SUBLEASE:

     A. CONSENT BY LANDLORD: Except as specifically provided in Section 17.E, Tenant may not assign, sublet, hypothecate, or allow a third party to use the Premises without the express written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. In the event Tenant desires to assign this Lease or any interest herein or sublet the Premises or any part thereof, Tenant shall deliver to Landlord (i) executed counterparts of any agreement and of all ancillary agreements with the proposed assignee/subtenant,
(ii) current financial statements of the transferee covering the preceding year,
(iii) the nature of the proposed transferee's business to be carried on in the Premises, (iv) a statement outlining all consideration to be given on account of the Transfer, and (v) a current financial statement of Tenant. Landlord may condition its approval of any Transfer on receipt of a certification from both Tenant and the proposed transferee of all consideration to be paid to Tenant in connection with such Transfer. At Landlord's request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. Landlord shall have a ten
(10) business day period following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to: (i) terminate this Lease in the event the proposed sublease or assignment is for substantially all of space in the Premises provided, however, that Landlord shall not have the right to terminate on any sublease or assignment expiring two
(2) or more years before the Expiration Date; (ii) permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice; or (iii) refuse consent upon conditions set forth below. If Landlord should fail to notify Tenant in writing of such election within the 10 business-day period, Landlord shall be deemed to have elected option (iii) above. In the event Landlord elects option (i) above, this Lease shall expire with respect to such part of the Premises on the date upon which the proposed sublease or transfer was to commence, and from such date forward, Base Monthly Rent and Tenant's Allocable Share of all other costs and charges shall be adjusted based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Building. In the event Landlord elects option (ii) above, Landlord's written consent to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided and upon the condition that: (i) the proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) the Tenant or the proposed assignee or subtenant is a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease and Landlord has been furnished with reasonable proof thereof; (iii) the proposed assignment or sublease is in form reasonably satisfactory to Landlord; (iv) the proposed sublease will not result in there being greater than three (3) subtenants within the Premises at any time during the Lease Term; (v) Tenant reimburses Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent, said reasonable out-of-pocket costs not to exceed $2,500.00 in total; and (vi) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to Landlord. In the event all or any one of the foregoing conditions are not satisfied, Landlord shall be considered to have acted reasonably if it withholds its consent. Failure by Landlord to either consent to or disapprove a proposed assignment or sublease within the ten (10) business day time period specified above shall be deemed to be Landlord's approval thereof, so long as Tenant's request includes the following statement in capitalized and boldfaced letters: By failing to respond to this request, you will be deemed to have approved the lease assignment or sublease described herein.

     B. ASSIGNMENT OR SUBLETTING CONSIDERATION: Landlord and Tenant hereby agree that Landlord shall receive fifty percent (50%) of any rent or other economic consideration (i) realized by Tenant under any sublease or assignment, or (ii) realized by any subtenant under any sub-sublease of the Premises, in excess of
(a) the Base Monthly Rent payable hereunder, (b) reasonable subletting and assignment costs incurred by Tenant including lease commissions, attorneys fees, costs of demising or otherwise preparing the sublease space for occupancy, and
(c) the unamortized cost of Tenant Improvements initially installed by Tenant provided such Tenant Improvements are specifically utilized by the subtenant or assignee. Tenant's obligation to pay over Landlord's portion of the consideration constitutes an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of excess rent are independently negotiated terms of the Lease which constitute a material inducement for the Landlord to enter into the Lease, and are agreed by the Parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve it of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

     C. NO RELEASE: Any assignment or sublease shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee or subtenant shall assume all the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent by Landlord from any subtenant or assignee, Tenant shall remain fully liable for the payment of Base Monthly Rent and additional rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming compensation in connection with the proposed assignment or sublease.

     D. REORGANIZATION OF TENANT: The provisions of this Section 17.D shall apply if Tenant is a corporation and: (i) there is a dissolution, merger, consolidation, or other reorganization of or affecting Tenant, where Tenant is not the surviving corporation, or (ii) there is a sale or transfer to one person or entity (or to any group of related persons or entities) of stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, and after such sale or transfer of stock Tenant's stock is no longer publicly traded. In a transaction under clause (i) the surviving corporation shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which such surviving corporation assumes the obligations of Tenant hereunder, and in a transaction under clause (ii) the transferee or buyer shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which such transferee or buyer assumes the obligations of Tenant under the Lease.

     E. PERMITTED TRANSFERS: Notwithstanding anything contained in this Section 17, so long as Tenant otherwise complies with the provisions of this Article, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior consent, and Landlord shall not be entitled to terminate the Lease or to receive any part of any subrent resulting therefrom that would otherwise be due pursuant to Sections 17.A and 17.B. Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%; (ii) a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and (iii) a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

     F. EFFECT OF DEFAULT: In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease, and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in Section 13 above. A termination if the Lease due to Tenant's default shall not automatically terminate an assignment or sublease then in existence; rather at Landlord's election, such assignment or sublease shall survive the Lease termination, the assignee or subtenant shall attorn to Landlord, and Landlord shall undertake the obligations of Tenant under the sublease or assignment; except that Landlord shall not be liable for prepaid rent, security deposits or other defaults of Tenant to the subtenant or assignee, or for any acts or omissions of Tenant and Tenant's Agents.

     G. CONVEYANCE BY LANDLORD: As used in this Lease, the term "Landlord" is defined only as the owner for the time being of the Premises, so that in the event of any sale or other conveyance of the Premises or in the event of a master lease of the Premises, Landlord shall be entirely freed and relieved of all its covenants and obligations hereunder, and it shall be deemed and construed, without further agreement between the Parties and the purchaser at any such sale or the master tenant of the Premises, that the purchaser or master tenant of the Premises has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Premises, and thereupon the transferor shall be discharged from any further liability in reference thereto.

     H. SUCCESSORS AND ASSIGNS: Subject to the provisions this Section 17, the covenants and conditions of this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of all Parties hereto; and all Parties hereto comprising Tenant shall be jointly and severally liable hereunder.

     I. CUSTOMER EQUIPMENT: Landlord acknowledges that Tenant's business in the Premises may require the installation of certain communications equipment by certain licensees and customers of Tenant (collectively, "Customers") in order for such Customers to interconnect with Tenant's equipment in the Premises or to permit Tenant to manage or operate such Customers' equipment, and so long as such Customers are not granted possessory rights to any portion of the Premises (whether as assignees, sublessees, licensees, or in any other capacity), these contracts with the Customers shall not require Landlord's consent, and these Customer contracts do hereby have the Landlord's consent at no consideration to Landlord for the limited purpose of permitting the services and uses described above and so long as Tenant causes such Customers to comply, and all such services and uses are conducted in a manner in compliance with, all of the terms and conditions of this Lease.

18.  OPTION TO EXTEND THE LEASE TERM:

     A. GRANT AND EXERCISE OF OPTION: Landlord grants to Tenant, subject to the terms and conditions set forth in this Section 18.A, two (2) options (the "Options") to extend the Lease Term for an additional term (the "Option Term"). Each Option Term shall be for a period of sixty (60) months and shall be exercised, if at all, by written notice to Landlord no earlier than fifteen (15) months prior to the date the Lease Term would expire but for such exercise but no later than nine (9) months prior to the date the Lease Term would expire but for such exercise, time being of the essence for the giving of such notice. If Tenant exercises the Option, all of the terms, covenants and conditions of this Lease except for the grant of additional Options pursuant to this Section, provided that Base Monthly Rent for the Premises payable by Tenant during the Option Term shall be the greater of (i) the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Term, and (ii) ninety five percent (95%) of the Fair Market Rental as hereinafter defined. Notwithstanding anything herein to the contrary, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease (beyond applicable notice and cure periods) either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, then Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the Lease Term shall not be extended pursuant to this Section 18.A. As used herein, the term "Fair Market Rental" is defined as the rental and all other monetary payments, including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) that Landlord could obtain during the Option Term from a third party desiring to lease the Premises, based upon the current use and other potential uses of the Premises, as determined by the rents then being obtained for new leases of space comparable in age and quality to the Premises in the same real estate submarket as the Building. The appraisers shall be instructed that the foregoing five percent (5%) discount is intended to offset comparable rents that include the following costs which Landlord will not incur in the event Tenant exercises its option (i) brokerage commissions, (ii) tenant improvement allowances, (iii) building improvement costs, and (iv) vacancy costs.

     B. DETERMINATION OF FAIR MARKET RENTAL: If Tenant exercises the Option, Landlord shall send Tenant a notice setting forth the Fair Market Rental for the Option Term within thirty (30) days following the Exercise Date. If Tenant disputes Landlord's determination of Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or that Tenant disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in Section 18.C below. If Tenant does not send Landlord a notice as provided in the previous sentence, Landlord's determination of Fair Market Rental shall be the Base Monthly Rent payable by Tenant during the Option Term. If Tenant elects to resolve the disagreement as provided in Section 18.C and such procedures are not concluded prior to the commencement date of the Option Term, Tenant shall pay to Landlord as Base Monthly Rent the Fair Market Rental as determined by Landlord in the manner provided above. If the Fair Market Rental as finally determined pursuant to Section 18.C is greater than Landlord's determination, Tenant shall pay Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 18.C within thirty (30) days after such determination. If the Fair Market Rental as finally determined in Section 18.C is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in
Section 18.C shall be credited against the next installments of Base Monthly Rent due from Tenant to Landlord hereunder.

     C. RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET RENTAL: Any disagreement regarding Fair Market Rental shall be resolved as follows:

          1. Within thirty (30) days after Tenant's response to Landlord's notice setting forth the Fair Market Rental, Landlord and Tenant shall meet at a mutually agreeable time and place, in an attempt to resolve the disagreement.

          2. If within the 30-day period referred to above, Landlord and Tenant cannot reach agreement as to Fair Market Rental, each party shall select one appraiser to determine Fair Market Rental. Each such appraiser shall arrive at a determination of Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described above.

          3. If only one appraisal is submitted within the requisite time period, it shall be deemed as Fair Market Rental. If both appraisals are submitted within such time period and the two appraisals so submitted differ by less than ten percent (10%), the average of the two shall be deemed as Fair Market Rental. If the two appraisals differ by more than 10%, the appraisers shall immediately select a third appraiser who shall, within thirty (30) days after his selection, make and submit to Landlord and Tenant a determination of Fair Market Rental. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be Fair Market Rental.

          4. All appraisers specified pursuant to this Section shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

     D. PERSONAL TO TENANT: All Options provided to Tenant in this Lease are personal and granted to Broadcom Corporation (and any surviving corporation, transferee or buyer pursuant to Section 17.D. above; or any permitted transferee pursuant to Section 17.E. above) and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole and absolute discretion. In the event Tenant has multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been properly exercised.

19.  GENERAL PROVISIONS:

     A. ATTORNEY'S FEES: In the event a suit or alternative form of dispute resolution is brought for the possession of the Premises, for the recovery of any sum due hereunder, to interpret the Lease, or because of the breach of any other covenant herein; then the losing party shall pay to the prevailing party reasonable attorney's fees including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. The prevailing party shall also be entitled to recover all costs and expenses including reasonable attorney's fees incurred in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is severable from all other provisions of this Lease.

     B. AUTHORITY OF PARTIES: Tenant represents and warrants that it is duly formed and in good standing, and is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. At Landlord's request, Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of the Lease.

     C. BROKERS: Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than Real Estate & Logistics Technology, Inc. ("Broker") and Tenant agrees to indemnify, defend and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Tenant. Landlord shall pay Broker a real estate commission equal to $751,894.00, payable one half upon Landlord's receipt of the executed Lease and a check from Tenant for prepaid Base Monthly Rent for the first month of the Lease, and the remaining half upon the Commencement Date of the Lease.

     D. CHOICE OF LAW: This Lease shall be governed by and construed in accordance with California law. Except as provided in Section 19.E, venue shall be Santa Clara County.

     E. DISPUTE RESOLUTION: Landlord and Tenant and any other party that may become a party to this Lease or be deemed a party to this Lease including any subtenants agree that, except for any claim by Landlord for unlawful detainer or any claim within the jurisdiction of the small claims court (which small claims court shall be the sole court of competent jurisdiction), any controversy, dispute, or claim of whatever nature arising out of, in connection with or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by J.A.M.S. or another judicial mediation service mutually acceptable to the parties located in Santa Clara County, California. The dispute resolution process shall involve first, mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then existing rules and practices of J.A.M.S. or other judicial mediation service selected. In the event of any dispute subject to this provision, either party may initiate a request for mediation and the parties shall use reasonable efforts to promptly select a J.A.M.S. mediator and commence the mediation. In the event the parties are not able to agree on a mediator within thirty (30) days, J. A. M. S. or another judicial mediation service mutually acceptable to the parties shall appoint a mediator. The mediation shall be confidential and in accordance with California Evidence Code Section 1119 et. seq. The mediation shall be held in Santa Clara County, California and in accordance with the existing rules and practice of J. A. M. S. (or other judicial and mediation service selected). The parties shall use reasonable efforts to conclude the mediation within sixty (60) days of the date of either party's request for mediation. The mediation shall be held prior to any arbitration or court action (other than a claim by Landlord for unlawful detainer or any claim within the jurisdiction of the small claims court which are not subject to this mediation/arbitration provision and may be filed directly with a court of competent jurisdiction). Should the prevailing party in any dispute subject to this Section 19.E attempt an arbitration or a court action before attempting to mediate, the prevailing party shall not be entitled to attorney's fees that might otherwise be available to them in a court action or arbitration and in addition thereto, the party who is determined by the arbitrator to have resisted mediation, shall be sanctioned by the arbitrator or judge.

If a mediation is conducted but is unsuccessful, it shall be followed by final and binding arbitration administered by and in accordance with the then existing rules and practices of J.A.M.S. or the other judicial and mediation service selected, and judgment upon any award rendered by the arbitrator(s) may be entered by any state or Federal court having jurisdiction thereof AS PROVIDED BY CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 ET. SEQ, AS SAID STATUTES THEN APPEAR, INCLUDING ANY AMENDMENTS TO SAID STATUTES OR SUCCESSORS TO SAID STATUTES OR AMENDED STATUTES, EXCEPT THAT in no event shall the parties be entitled to propound interrogatories or request for admissions during the arbitration process. The arbitrator shall be a retired judge or a licensed California attorney. The venue for any such arbitration or mediation shall be in Santa Clara County, California.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "MEDIATION AND

ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

LANDLORD: ______ TENANT: _______

     F. ENTIRE AGREEMENT: This Lease and the exhibits attached hereto contains all of the agreements and conditions made between the Parties hereto and may not be modified orally or in any other manner other than by written agreement signed by all parties hereto or their respective successors in interest. This Lease supersedes and revokes all previous negotiations, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant.

     G. ENTRY BY LANDLORD: Upon at least 24 hours' notice to Tenant (except in case of emergency when no prior notice shall be required) and subject to Tenant's reasonable security regulations, Tenant shall permit Landlord and his agents to enter into and upon the Premises at all reasonable times, and without any rent abatement or reduction or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, for the following purposes: (i) inspecting and maintaining the Premises; (ii) making repairs, alterations or additions to the Premises; (iii) erecting additional building(s) and improvements on the land where the Premises are situated or on adjacent land owned by Landlord; provided that Tenant's use of and access to the Premises are not materially adversely affected; (iv) performing any obligations of Landlord under this Lease including remediation of Hazardous Materials if determined to be the responsibility of Landlord, (v) posting and keeping posted thereon notices of non-responsibility for any construction, alteration or repair thereof, as required or permitted by any law, and (vi) showing the Premises to Landlord's or the Master Landlord's existing or potential successors, purchaser, tenants and lenders. Tenant shall permit Landlord and his agents, at any time within one hundred eighty (180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours.

     H. ESTOPPEL CERTIFICATES: At any time during the Lease Term, Tenant shall, within ten (10) business days following written notice from Landlord, execute and deliver to Landlord a written statement certifying, if true, the following:
(i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on Landlord's part hereunder (or specifying such defaults if they are claimed); and (iv) such other information as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of Landlord's interest in the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that this Lease is in full force and effect without modification, except as may be represented by Landlord, and that there are no uncured defaults in Landlord's performance. Tenant agrees to provide, within five (5) business days of Landlord's request, Tenant's most recent three
(3) years of audited financial statements for Landlord's use in financing or sale of the Premises or Landlord's interest therein.

     I. EXHIBITS: All exhibits referred to are attached to this Lease and incorporated by reference.

     J. INTEREST: All rent due hereunder, if not paid when due, shall bear interest at the rate of the Reference Rate published by Bank of America, San Francisco Branch, plus two percent (2%) per annum from that date until paid in full ("Agreed Interest Rate"). This provision shall survive the expiration or sooner termination of the Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

     K. MODIFICATIONS REQUIRED BY LENDER: If any lender of Landlord or ground lessor of the Premises requires a modification of this Lease that will not increase Tenant's cost or expense or materially or adversely change Tenant's rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required and deliver them to Landlord within ten (10) days after the request.

     L. NO PRESUMPTION AGAINST DRAFTER: Landlord and Tenant understand, agree and acknowledge that this Lease has been freely negotiated by both Parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

     M. NOTICES: All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested by a reputable overnight service such as FedEx at the address for such party specified in Section 1 of this Lease (and when sending to Tenant, marked Attn: Director of Corporate Services), or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party. Any notice received on Saturday, Sunday or legal holiday shall be deemed received on the next business day. Copies of all default notices shall be sent concurrently to Brobeck, Phleger & Harrison LLP, 12390 El Camino Real, San Diego, CA 92130; Attn: W. Scott Biel, Esq. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

     N. PROPERTY MANAGEMENT: Tenant agrees to pay Landlord along with the expenses to be reimbursed by Tenant a monthly fee for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), in the amount of three percent (3%) of the Base Monthly Rent.

     O. RENT: All monetary sums due from Tenant to Landlord under this Lease, including, without limitation those referred to as "additional rent", shall be deemed as rent.

     P. REPRESENTATIONS: Tenant acknowledges that neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

     Q. RIGHTS AND REMEDIES: Subject to Section 14 above, All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law, and are in addition to all other rights and remedies in law and in equity.

     R. SEVERABILITY: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

     S. SUBMISSION OF LEASE: Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

     T. SUBORDINATION: This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, to any covenants, conditions or restrictions of record, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") require that this Lease be prior and superior thereto, within ten (10) business days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver all documents or instruments, in the form presented to Tenant (provided such form is commercially reasonable), which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant is not then in default and continues to pay Base Monthly Rent and additional rent and observes and performs all required provisions of this Lease. Within thirty (30) days after Landlord's written request, Tenant shall execute any documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, then in addition to such failure constituting a default by Tenant, it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary in this Section, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such encumbrance.

Landlord shall use its best efforts to obtain and deliver to Tenant as soon as reasonably possible following the Effective Date written nondisturbance agreements ("Nondisturbance Agreements") from all lessors under all ground leases or underlying leases, from all beneficiaries under all deeds of trust and all mortgagees under all mortgages affecting the Premises, stating that so long as no event of default has occurred, this Lease and all of the terms, provisions, and conditions of this Lease, shall remain in full force and effect, and neither this Lease, nor Tenant's rights nor Tenant's possession of the Premises will be disturbed during the Term of this Lease or any extension thereof.

     U. SURVIVAL OF INDEMNITIES: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

     V. TIME: Time is of the essence hereunder.

     W. TRANSPORTATION DEMAND MANAGEMENT PROGRAMS: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or programs, Tenant agrees that the cost of

TDM imposed facilities and programs required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be paid by Tenant. Further, any ongoing costs or expenses associated with a TDM program which are required for the Premises and not provided by Tenant, such as an on-site TDM coordinator, shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant within thirty
(30) days after demand. If TDM facilities and programs are instituted on a Project wide basis, Tenant shall pay its proportionate share of such costs in accordance with Section 8 above.

     X. WAIVER OF RIGHT TO JURY TRIAL: Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

20.  RIGHT OF FIRST OFFER:

     A. GRANT: Subject to the existing rights of any third parties and provided Tenant concurrently exercises it right of first offering as described below on all three buildings as a group, Landlord hereby grants Tenant a right of first offering to lease the adjacent buildings at 2421, 2431 and 2441 Mission College Boulevard ("Expansion Buildings") totaling 282,649 square feet as highlighted in green on Exhibit "A"; provided that if Landlord intends to offer less than all of the Expansion Buildings to any third party, Tenant shall have similar rights with respect to such lesser additional premises to be so offered. Prior to Landlord offering to lease the Expansion Buildings to a third party (other than the third parties with existing rights), Landlord shall give Tenant written notice of such desire and the terms and other information under which Landlord intends to lease the Expansion Buildings. Provided at the time of exercise, (i) Tenant is not in default and (ii) Tenant's then current net worth (as evidenced by its most recent financial statements) is at least equal to its net worth at the time of execution of this Lease, Tenant shall have the option, which must be exercised, if at all, by written notice to Landlord within ten (10) days after Tenant's receipt of Landlord's notice, to lease the Expansion Buildings at the rent and terms of lease specified in the notice. In the event Tenant timely exercises such option to lease the Expansion Buildings, Landlord shall lease the Expansion Buildings to Tenant, and Tenant shall lease the Expansion Buildings from Landlord in accordance with the rent and terms specified in Landlord's notice. Landlord and Tenant shall, in good faith, attempt to reach agreement on the terms of a mutually acceptable lease agreement consistent with the terms set forth in Landlord's notice and otherwise on the terms of this Lease within fifteen (15) business days of Landlord's notice. In the event (i) Landlord and Tenant are unable to reach agreement on a mutually acceptable lease within such 15 business-day period or (ii) Tenant fails to exercise Tenant's option within said ten (10) day period, Landlord shall have one hundred eighty (180) days thereafter to lease the Expansion Buildings at no less than ninety percent (90%) of the rental rate and upon the same or substantially the same other terms of lease as specified in the notice to Tenant. In the event Landlord fails to lease the Expansion Buildings within said one hundred eighty (180) day period or in the event Landlord proposes to lease the Expansion Buildings at less than ninety percent (90%) of the rental rate or on other material terms which are more favorable to the prospective tenant than that proposed to Tenant, Landlord shall be required to resubmit such offer to Tenant in accordance with this Right of First Offering.

     B. EXCLUSIONS: Notwithstanding the foregoing, this Right of First Offering shall automatically terminate, (i) upon the expiration or sooner termination of the Lease, or (ii) in the event that Landlord transfers its interest in the Premises or in the Expansion Buildings.

21. NORTEL SUBLEASE: Within thirty (30) days of the Effective Date, Tenant agrees to enter into a mutually agreeable sublease with Nortel Networks for 310 square feet of the Premises as shown on the attached Exhibit "D".

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

LANDLORD: Sobrato Interests,                 TENANT: Broadcom Corporation,
a California Limited Partnership        a California Corporation


By:  /s/ JOHN M. SOBRATO                * By:  /s/ WILLIAM J. RUEHLE
   ----------------------------------        -----------------------------------

Its: General Partner                    Its:   Vice President
    ---------------------------------       ------------------------------------

                                        * By:  /s/ WILLIAM J. RUEHLE
                                              ----------------------------------

                                        Its:   Chief Financial Officer
                                             -----------------------------------


* NOTE: This lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president, or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer and in such event, Tenant must deliver to Landlord a certified copy of a corporate resolution authorizing the signatory to execute this Lease.

                   EXHIBIT "A" - PREMISES, BUILDING & PROJECT

                      EXHIBIT "B" - DRAFT LETTER OF CREDIT

                     EXHIBIT "C" - THERMA MECHANICAL REPORT

                       EXHIBIT "D" - NORTEL SUBLEASE SPACE

                           SECOND AMENDMENT TO LEASE

     This SECOND AMENDMENT TO LEASE ("Second Amendment") is made as of March 30, 2001, by and between Sobrato Interests, a California limited partnership ("Landlord"), and Broadcom Corporation, a California corporation ("Tenant").

                                    RECITALS

     WHEREAS, Landlord and Tenant entered into that certain Lease dated November 20, 2000 ("Lease") relating to certain premises located at 2451-2465 Mission College Boulevard, Santa Clara, California ("Premises"), as more fully described in the Lease; and

     WHEREAS, Landlord and Tenant desire to amend the Lease in accordance with the terms and provisions hereof.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. All capitalized terms not specifically defined in this Second Amendment shall have the meanings set forth in the Lease.

2. The first sentence of Section 4.A of the Lease is hereby deleted and the following is substituted therefor: "The term ("Lease Term") shall be for ninety-six (96) months, commencing on July 1, 2001 (the "Commencement Date") and ending on June 30, 2009 ("Expiration Date")."

3. The schedule of Base Monthly Rent as set forth in Section 4.A of the Lease is hereby deleted and the following is substituted therefor:

Months 01-12:     $768,925 per month         $5.62 psf
Months 13-24:     $799,000.76 per month      $5.84 psf
Months 25-36:     $830,443.60 per month      $6.07 psf
Months 37-48:     $863,253.52 per month      $6.31 psf
Months 49-60:     $896,063.44 per month      $6.55 psf
Months 61-72:     $931,607.52 per month      $6.81 psf
Months 73-84:     $968,518.68 per month      $7.08 psf
Months 85-96:     $1,006,796.92 per month    $7.36 psf

4. The first sentence of Section 4.C of the Lease is hereby deleted and the following is substituted therefor: "On or prior to May 1, 2001, Tenant shall deposit with Landlord the sum of Three Million One Hundred Thousand and No/100 Dollars ($3,100,000.00) ("Security Deposit")."

5. The sixth sentence of Section 4.C of the Lease, which currently reads "If Tenant shall default more than three (3) times in any twelve (12) month period, irrespective of whether or not such default is cured, then the Security Deposit shall, within ten (10) days after demand by Landlord, be increased by Tenant to an amount equal to three (3) times the Base Monthly Rent" is hereby deleted.

6. The last full paragraph of Section 4.C of the Lease, regarding Tenant's right to deposit a Letter of Credit in lieu of a cash Security Deposit, is hereby deleted in its entirety.

7. Except as amended in this Second Amendment, all of the terms and provisions of the Lease remain unchanged and in full force and effect.

8. This Second amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and year first above written.


LANDLORD:                                  TENANT:

SOBRATO INTERESTS,                         BROADCOM CORPORATION,
a California limited partnership           a California corporation


By: /s/ JOHN M. SOBRATO                    By: /s/ WILLIAM J. RUEHLE
    ----------------------------               ---------------------------
Name: John M. Sobrato                      Title: Vice President
      --------------------------                  ------------------------
Title: General Partner                     By: /s/ WILLIAM J. RUEHLE
       -------------------------               ---------------------------
                                           Title: Chief Financial Officer
                                                  ------------------------

                            THIRD AMENDMENT TO LEASE

This Third Amendment to Lease ("Third Amendment") is made this 9th day of July, 2007 by and between Sobrato Interests, a California Limited Partnership, having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and Broadcom Corporation, a California corporation, whose address 16215 Alton Parkway, Irvine, California 92618 ("Tenant"), with all capitalized terms not otherwise defined in this Third Amendment having the definitions given to them in the Lease (as defined below).

                                   WITNESSETH

WHEREAS Landlord and Tenant entered into a lease dated November 15, 2000 and subsequent lease amendments dated February 15, 2001 and March 30, 2001 (collectively the "Lease") for the building of 136,708 rentable square feet located at 2451-2465 Mission College Boulevard in Santa Clara, California ("Premises"); and

WHEREAS effective the date of this Third Amendment, Landlord and Tenant wish to: modify the Lease to: (i) change the Expiration Date; (ii) provide for an early termination of the Lease at Tenant's election; (iii) specify the Base Monthly Rent due during the extended Lease Term; (iv) provide for the termination of Tenant's Security Deposit and Letter of Credit obligations and provide for the refund of the Security Deposit to Tenant; and (v) modify Tenant's surrender obligations and certain other obligations as set forth in this Third Amendment;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as follows:

1. The Lease Expiration Date is changed from June 30, 2009 to November 30, 2012; provided, however, that Tenant shall have the right to change the Expiration Date to November 30, 2011, by providing Landlord with written notice of its intent no later than December 31, 2010.

2. There shall be no change to the Base Monthly Rent specified in the Lease prior to June 30, 2009. The Base Monthly Rent during the period from July 1, 2009 through October 31, 2012 (unless the Lease is terminated sooner pursuant to paragraph 1 above) shall be due according to the following schedule:

07/01/09 through 10/31/09:   $246,074.00 per month
11/01/09 through 10/31/10:   $252,910.00 per month
11/01/10 through 11/30/12:   $259,745.00 per month

3. Section 4.C of the Lease is hereby deleted and the Security Deposit in the amount of $3,100,000.00 shall be refunded to Tenant, in immediately-available funds, by delivery along with a fully-executed original of this Third Amendment to Tenant no later the July 31, 2007, which shall be a condition to the effectiveness of all other terms and conditions of this Third Amendment and that certain Lease dated July 9, 2007, for Landlord's premises located at 2431 Mission College Boulevard, Santa Clara, California (the "2431 Lease"); and if the Security Deposit funds and fully-executed original of this Third Amendment are not received by Tenant on or before July 31, 2007, then Tenant shall have the right to terminate this Third Amendment and the 2431 Lease by delivery of written notice to Landlord of such election no later than August 30, 2007.

4. The following items in Lease Section 6.B. are deleted in order to reduce Tenant's surrender obligations: (i) item 6.B.(i), 6.B.(ii), 6.B.(iii), and 6.B.(vi).

5. Section 9.C of the Lease is hereby modified to permit Tenant to maintain any liability insurance required under the Lease in excess of $5,000,000.00 per occurrence by means of an umbrella liability insurance policy as long as all other insurance requirements of Section 9.C of the Lease are satisfied by such umbrella policy.

6. The notice provisions of Section 19.M of the Lease are hereby modified to reflect the notice requirements of Section 19.M of the 2431 Lease; and Tenant's notice address in the Section 1 of the Lease is hereby changed to 5300 California Avenue, Irvine, CA 92617; Attn: Vice President of Corporate Services.

7. Landlord shall pay Broker a real estate commission for Tenant's extension of the Lease Term in accordance with a separate written agreement.

8. Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of conflict or inconsistency between the terms and provisions of this Third Amendment and the terms and provisions of the Lease, the terms and provisions of this Third Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Third Amendment as of the day and date first above written.

LANDLORD                                TENANT
Sobrato Interests,                      Broadcom Corporation,
a California Limited Partnership        a California Corporation


By: /s/ John Sobrato                    By: /s/ Eric K. Brandt

Its: General Partner                    Its: Senior Vice President &
                                             Chief Financial Officer

                                  LEASE BETWEEN
                   SOBRATO INTERESTS AND BROADCOM CORPORATION

SECTION                                                                   PAGE #
-------                                                                   ------
Parties................................................................        1
Premises...............................................................        1
Use....................................................................        1
   Permitted Uses......................................................        1
   Uses Prohibited.....................................................        1
   Advertisements and Signs............................................        2
   Covenants, Conditions and Restrictions..............................        2
   Parking.............................................................        2
Term and Rental........................................................        2
   Base Monthly Rent...................................................        2
   Late Charges........................................................        3
Acceptance of Possession and Covenants to Surrender....................        5
   Delivery and Acceptance.............................................        5
   Condition Upon Surrender............................................        5
   Failure to Surrender................................................        6
Alterations and Additions..............................................        6
   Tenant's Alterations................................................        6
   Free From Liens.....................................................        7
   Compliance With Governmental Regulations............................        7
   Back-Up Generator...................................................        8
   Communications and Power Conduits and Equipment.....................        8
Maintenance of Premises................................................        9
   Landlord's Obligations..............................................        9
   Tenant's Obligations................................................        9
   Landlord and Tenant's Obligations Regarding Reimbursable Operating
      Costs............................................................       10
   Reimbursable Operating Costs........................................       10
   Tenant's Allocable Share............................................       12
   Waiver of Liability.................................................       12
   Audit Rights........................................................       12
Hazard Insurance.......................................................       13
   Tenant's Use........................................................       13
   Landlord's Insurance................................................       13
   Tenant's Insurance..................................................       13
   Waiver..............................................................       13
Taxes..................................................................       14
Utilities..............................................................       14
Toxic Waste and Environmental Damage...................................       15
   Tenant's Responsibility.............................................       15
   Tenant's Indemnity Regarding Hazardous Materials....................       15
   Actual Release by Tenant............................................       16
   Environmental Monitoring............................................       17
   Landlord's Indemnity Regarding Hazardous Materials..................       17
Tenant's Default.......................................................       17
   Remedies............................................................       17

   Right to Re-enter...................................................       18
   Abandonment.........................................................       18
   No Termination......................................................       19
   Non-Waiver..........................................................       19
   Performance by Landlord.............................................       19
   Habitual Default....................................................       19
Landlord's Liability...................................................       19
   Limitation on Landlord's Liability..................................       19
   Limitation on Tenant's Recourse.....................................       20
   Indemnification of Landlord.........................................       20
Destruction of Premises................................................       20
   Landlord's Obligation to Restore....................................       20
   Limitations on Landlord's Restoration Obligation....................       21
Condemnation...........................................................       21
Assignment or Sublease.................................................       21
   Consent by Landlord.................................................       21
   Assignment or Subletting Consideration..............................       23
   No Release..........................................................       23
   Reorganization of Tenant............................................       23
   Permitted Transfers.................................................       24
   Effect of Default...................................................       24
   Effects of Conveyance...............................................       24
   Successors and Assigns..............................................       24
   Customer Equipment..................................................       24
Option to Extend the Lease Term........................................       25
   Grant and Exercise of Option........................................       25
   Determination of Fair Market Rental.................................       25
   Resolution of a Disagreement over the Fair Market Rental............       26
   Personal to Tenant..................................................       26
General Provisions.....................................................       26
   Attorney's Fees.....................................................       26
   Authority of Parties................................................       27
   Brokers.............................................................       27
   Choice of Law.......................................................       27
   Dispute Resolution..................................................       27
   Entire Agreement....................................................       28
   Entry by Landlord...................................................       28
   Estoppel Certificates...............................................       29
   Exhibits............................................................       29
   Interest............................................................       29
   Modifications Required by Lender....................................       29
   No Presumption Against Drafter......................................       29
   Notices.............................................................       29
   Property Management.................................................       30
   Rent................................................................       30
   Representations.....................................................       30
   Rights and Remedies.................................................       30
   Severability........................................................       30
   Submission of Lease.................................................       30

   Subordination.......................................................       30
   Survival of Indemnities.............................................       31
   Time................................................................       31
   Transportation Demand Management Programs...........................       31
   Waiver of Right to Jury Trial.......................................       31
Right of First Offer...................................................       31
   Grant...............................................................       31
   Exclusions..........................................................       32

EXHIBIT A - Premises, Building & Project
EXHIBIT B - HVAC Specifications, Exterior Improvments

1. PARTIES: THIS LEASE, is entered into on this 9th day of July 2007, ("Effective Date") between Sobrato Interests, a California Limited Partnership, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, CA 95014, and Broadcom Corporation, a California Corporation, whose address is 5300 California Avenue, Irvine, CA 92617, Attn: Vice President of Corporate Services, hereinafter called respectively Landlord and Tenant.

2. PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises with the appurtenances, situated in the City of Santa Clara, County of Santa Clara, State of California, commonly known and designated as 2431 Mission College Boulevard consisting of a three story building of 82,264 rentable square feet ("Building") as outlined in red on Exhibit "A" attached hereto, and all improvements located therein including but not limited to parking areas and structures, landscaping, loading docks, sidewalks, service areas and other facilities. The Building is situated within a project site shared with three additional buildings owned by Landlord as outlined in green on Exhibit "A" ("Project"). Tenant shall be entitled to use (on a non-assigned basis) its Allocable Share (as defined in Lease section 8.E. below) of the parking stalls within the project, which shall not be less than 280 parking spaces. Notwithstanding the foregoing, Tenant shall be allowed to designate approximately 9 parking stalls as Tenant's "Visitor" parking near the lobby of the Building in the location depicted on Exhibit "A". Tenant acknowledges Landlord's right to and hereby consents to construction of additional building(s) within the Project or on adjacent land owned by Landlord. The Building has the address and contains the square footage specified above; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof is an approximation which Landlord and Tenant agree is reasonable and no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less.

Tenant's leasehold interest in the Premises, which is the entire Building, includes, without limitation, the utility raceways and risers and the rooftop of such Building. Notwithstanding the foregoing, Tenant agrees and acknowledges that Landlord shall have non-exclusive access to and use of any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevators, pipe and other vertical shafts and ducts, flues and stairwells of the Building, to the extent that such access and use is required (A) to comply with Landlord's obligations under this Lease, (B) to enforce Landlord's rights under this Lease and (C) to otherwise protect Landlord's interest in the Building. In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant's use and occupancy of the Premises.

3. USE:

     A. PERMITTED USES: Tenant shall use the Premises as permitted under applicable zoning laws only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord: Office, research and development, marketing, light manufacturing, incidental warehouse, ancillary storage, electronics labs, and other incidental uses. Tenant shall use only the number of parking spaces allocated to Tenant under this Lease. All commercial trucks and delivery vehicles shall (i) be parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain within the Project only so long as is reasonably necessary to complete the loading and unloading. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

     B. USES PROHIBITED: Tenant shall not commit or suffer to be committed on the Premises any waste, nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Premises, nor allow any sale by auction or any other use of the Premises for an unlawful purpose. Tenant shall not (i) damage or overload the electrical, mechanical or plumbing systems of the Premises, (ii) attach, hang or suspend anything from the ceiling, walls or columns of the building (except for decorations and wall hangings typically found in buildings with similar permitted uses) or set any load on the floor in excess of the load limits for which such items are designed, or (iii) generate dust, fumes or waste products which create a fire or health hazard or damage the Premises or any portion of the Project, including without limitation the soils or ground water in or around the Project. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature, or any waste materials, refuse, scrap or debris, shall be stored upon or permitted to remain on any portion of the Premises outside of the Building without Landlord's prior approval, which approval may be withheld in its sole discretion.

     C. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed, in, upon or about the Premises any signs not approved by the city and other governing authority having jurisdiction. Tenant will not place or permit to be placed upon the Premises any signs, advertisements or notices without the written consent of Landlord as to type, size, design, lettering, coloring and location, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant shall have the exclusive right to place signs on the exterior of the Building, and the non-exclusive right to place signs on monuments of the Project, subject to Landlord's consent as provided herein. Any sign placed on the Premises shall be removed by Tenant, at its sole cost, prior to the Expiration Date or promptly following the earlier termination of the Lease, and Tenant shall repair, at its sole cost, any damage or injury to the Premises caused thereby, and if not so removed, then Landlord may have same so removed at Tenant's expense.

     D. COVENANTS, CONDITIONS AND RESTRICTIONS: This Lease is subject to the effect of (i) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record and any other matters or documents of record; and (ii) any zoning laws of the city, county and state where the Building is situated (collectively referred to herein as "Restrictions") and Tenant will conform to and will not violate the terms of any such Restrictions.

     E. PARKING:: No charge or fee (other than rent payable hereunder, and except as required by law) shall be imposed in exchange for the right of Tenant and its employees, invitees and contractors to have access to or from, or to park in, the parking areas of the Project during the Term of this Lease.

4. TERM AND RENTAL:

     A. BASE MONTHLY RENT: The term ("Lease Term") shall be for sixty (60) months, commencing on December 1, 2007 (the "Commencement Date") and ending on November 30, 2012 ("Expiration Date"); provided, however, that Tenant may change the Expiration Date to November 30, 2011 by providing Landlord with written notice of its election to do so no later than December 31, 2010. Notwithstanding the parties' agreement that the Lease Term begins on the Commencement Date, this Lease and all of the obligations of Landlord and Tenant shall be binding and in full force and effect from and after the Effective Date. In addition to all other sums payable by Tenant under this Lease, Tenant shall pay base monthly rent ("Base Monthly Rent") for the Premises according to the following schedule:

Months 01-06:             0
Month 07:       $ 20,566.00
Months 08-12:   $143,962.00 per month
Months 13-24:   $148,075.00 per month
Months 25-36:   $152,188.00 per month
Months 37-60:   $156,302.00 per month*

(* subject to Tenant's right to accelerate the Expiration Date as set forth above)

Base Monthly Rent shall be due in advance on or before the first day of each calendar month during the Lease Term. All sums payable by Tenant under this Lease shall be paid to Landlord in lawful money of the United States of America, without offset or deduction and without prior notice or demand, at the address specified in Section 1 of this Lease or at such place or places as may be designated in writing by Landlord during the Lease Term. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

Notwithstanding the Commencement Date, Tenant shall have the right, but not the obligation, upon Tenant's receipt of a temporary certificate of occupancy (or its legal equivalent), to take early occupancy before the Commencement Date, of all or any portion of the Premises for the Permitted Use and to enable Tenant and its contractors to install the Initial Improvements described in Section 5 below, equipment, trade fixtures, furnishings and decorations in the Premises ("Early Occupancy"). Tenant's occupancy of the Premises during any period of Early Occupancy shall be upon all the terms, covenants and conditions contained in the Lease, except that Tenant's obligation to pay Base Monthly Rent and Tenant's Allocable Share of Reimbursable Operating Costs shall not be applicable to any period of Early Occupancy.

     B. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include but are not limited to: administrative, processing, accounting, and late charges which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage, or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or other sum due from Tenant shall not be received by Landlord or its designee within five (5) business days after Tenant receives written notice that such amount was not received by Landlord on the date such rent was due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount, which late charge shall be due and payable on the same date that the overdue amount was due; provided, however, that Tenant shall only receive one such written notice in any 12-month period, and thereafter, the late charge shall accrue five (5) business days after the date payment of rent was due without the requirement of such written notice. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant, excluding interest and attorneys' fees and costs. Notwithstanding the foregoing, upon the first failure of Tenant to make timely payment in any calendar year of the Term, Tenant shall not be liable for such late charge if Tenant pays such overdue amount to Landlord within three (3) business days after receipt of written notice that such amount was not received when due. If any rent or other sum due from Tenant remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate specified in Section 19.J following the date such amount became due until paid. Acceptance by Landlord of such late charge shall not constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Monthly Rent, then the Base Monthly Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

5. CONSTRUCTION.

     A. TENANT IMPROVEMENTS. Tenant shall have access to the Building 24 hours per day, 7 days per week commencing on the Effective

Date, in order to construct Tenant's initial tenant improvements and refurbishments to the Premises (the "Tenant Improvements"), at Tenant's sole cost and expense; provided, however, that Tenant's construction activities shall not interfere with Landlord's performance of the Landlord's Work (as defined in Section 6.A below) prior to October 31, 2007 (and to the extent the Tenant Improvements are reasonably likely to impact Landlord's performance of Landlord's Work, then Landlord and Tenant agree to reasonably cooperate with one another to mitigate any impact on the Landlord's Work). Landlord shall not charge Tenant any fee of any kind for managing the design and construction of the Tenant Improvements to the Premises.

     B. TENANT IMPROVEMENT PLANS. Tenant shall perform its own space planning and design, including the production of construction documents and mechanical, electrical and plumbing plans by engineers selected by Tenant and Tenant shall engage an architect or space planner ("Architect") and perform project management services. Tenant shall deliver to Landlord the construction drawings and specifications including complete sets of detailed architectural, structural, mechanical, electrical and plumbing working drawings (the "Preliminary Construction Documents") for the Tenant Improvements, including, without limitation, communications and data cabling, roof-mounted antennae and/or satellite dishes, millwork, cabinetry, woodwork, interior and exterior signage, and customized fixtures, as such documentation is prepared by Tenant's architect, through the schematic, design development and final construction drawings phases of the Preliminary Construction Documents. Landlord acknowledges that Preliminary Construction Documents may be delivered to Landlord in partial packages relating to certain components of the Tenant's improvements to be installed in the Premises (a "Subphase"). The Preliminary Construction Documents shall (i) include architectural drawings and specifications for Tenant's partition layout, reflected ceiling, data, voice and electrical outlets, and finish schedule; and (ii) mechanical plans and specifications where necessary for installation of the air-conditioning ductwork and heating and electrical facilities. The Preliminary Construction Documents shall be subject to Landlord's approval, which shall not be unreasonably withheld, provided, however, that Landlord's approval rights as to the Preliminary Construction Documents shall be limited to a review of the Preliminary Construction Documents to confirm that: (i) the Initial Improvements are reasonably compatible with (and not damaging to) the structural, mechanical, electrical, plumbing and other systems of the Building, (ii) the Initial Improvements do not materially adversely impact (in Landlord's reasonable judgment) either the exterior appearance or operations of the Building or the appearance or operations of the public areas of the Building and (iii) the Tenant Improvements comply with all any law, statute, ordinance, order, rule, regulation or requirement of any governmental or quasi-governmental authority.

Within five (5) Business Days after delivery of a complete set of the Preliminary Construction Documents for any Subphase to Landlord, Landlord shall either approve such Preliminary Construction Documents or notify Tenant of the specific item(s) of such Preliminary Construction Documents of which Landlord disapproves and a detailed description of the reason(s) for such disapproval. If Landlord disapproves any of the Preliminary Construction Documents for any Subphase, within five (5) Business Days after receipt of Landlord's disapproval notice, Tenant shall revise and resubmit same to Landlord for approval, which approval shall not be unreasonably withheld (the "Revised Construction Documents"). If Landlord does not respond to the Preliminary Construction Documents or the Revised Construction Documents within five (5) Business Days after receipt of same, such drawings shall be deemed approved as most recently submitted. The above process shall be repeated until such time as Landlord has approved or is deemed to have approved the Revised Construction Documents. Both parties agree to use their best efforts to conclude final preparation and approval of the Revised Construction Documents within thirty

(30) days after the date on which the Preliminary Construction Documents are initially submitted by Tenant to Landlord.

The Preliminary Construction Documents or the Revised Construction Documents, as approved (or deemed approved) by Landlord, are hereinafter referred to as the "Final Construction Documents." Any changes to the Final Construction Documents shall be subject to Landlord's approval, to the extent Landlord's approval was originally required with respect thereto pursuant to this Section 5. Upon approval (or deemed approval) of the Preliminary Construction Documents or the Revised Construction Documents, Landlord shall not be entitled to subsequently disapprove any changes therein unless such changes results in a material change to, material deviation or material addition to the Tenant Improvements identified in the Preliminary Construction Documents and/or the Revised Construction Documents previously approved or deemed approved by Landlord.

The Tenant Improvements shall be constructed by a general contractor selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not be required to use union labor as a condition to receiving Landlord's approval of its contractor or the work of the Tenant Improvements.

6. ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER:

     A. DELIVERY AND ACCEPTANCE: Landlord shall deliver possession of the Premises to Tenant for commencement of the work of Tenant Improvements immediately following the Effective Date, and Tenant shall accept possession of the Premises as tendered by Landlord in their current condition (subject to Landlord's performance of the Landlord's Work, as defined below) and enter into occupancy of the Premises on the Commencement Date. Except for the Landlord's obligation to perform or cause the performance of the Landlord's Work, Tenant agrees to accept possession of the Premises in its then existing condition, subject to all Restrictions and without representation or warranty by Landlord.

Landlord shall perform the following "Landlord's Work" at Landlord's sole cost and expense: (i) Landlord shall ensure that the existing Building systems are in good operating condition and repair including the plumbing, sprinklers, electrical (including panels and outlets) and doors, both shipping and personnel as required and indicated either (a) as a requirement of any governmental authority as a compliance requirement for the issuance of any building permit for the work of the Tenant Improvements, or (b) as a defective item in the existing Building system during the course of the work of the Tenant Improvements; and (ii) installation of a new rooftop HVAC system (including additional new rooftop HVAC units as required to provide climate control service consistent with first-class office standards for the Santa Clara County office market to the Premises) on the roof of the Building as such system is outlined on Exhibit 'B' attached. Landlord shall use reasonable effort to cause the Landlord's Work to be completed no later than October 31, 2007, and to be performed in a manner that does not interfere with the work of the Tenant Improvements. The new rooftop HVAC system shall be subject to a one-year warranty on the work of installation, and standard manufacturers' warranties on the system and equipment; and notwithstanding the foregoing, the cost of repairs to, or replacement of, any portion of the new HVAC system during the first year of the Lease Term shall not be included in Reimbursable Operating Expenses payable by Tenant under this Lease.

     B. CONDITION UPON SURRENDER: Tenant further agrees on the Expiration Date or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, normal wear and tear excepted. In this regard, "normal wear and tear" shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best commercially reasonable standards for maintenance, repair replacement, and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the Expiration Date or sooner termination of this
Lease: (i) all floors shall be left in 'broom clean' condition, (ii) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced except to the extent such staining or discoloration is attributable to Landlord's failure to maintain the Building to the extent required by Section 8.A. of this Lease, (iii) all cabling placed above the ceiling by Tenant or Tenant's contractors shall be removed unless such cabling has been properly suspended in accordance with applicable code and is not weighing on the ceiling,
(iv) the HVAC system shall be serviced by a reputable and licensed service firm and left in "good operating condition and repair" as so certified by such firm,
(v) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses. On or before the Expiration Date or sooner termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises. All property and fixtures not so removed shall be deemed as abandoned by Tenant. Tenant shall ascertain from Landlord within ninety (90) days before the Expiration Date whether Landlord desires to have any Permitted Alterations made by Tenant which Landlord has not previously approved (as defined in Section 7) removed and the Premises or any parts thereof restored to their previous condition, or to cause Tenant to surrender all Permitted Alterations in place to Landlord. If Landlord shall so desire, Tenant shall, at Tenant's sole cost and expense, remove such Permitted Alterations as Landlord requires and shall repair and restore said Premises or such parts thereof before the Expiration Date. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to the extent such compliance is necessitated by the repair and restoration work.

     C. FAILURE TO SURRENDER: If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this Section 6, Tenant shall be deemed in a holdover tenancy pursuant to this
Section 6.C and Tenant shall indemnify, defend, and hold Landlord harmless against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay and costs incurred by Landlord in returning the Premises to the required condition, plus interest at the Agreed Interest Rate. Any holding over after the termination or Expiration Date with Landlord's express written consent, shall be construed as month-to-month tenancy, terminable on thirty (30) days written notice from either party, and Tenant shall pay as Base Monthly Rent to Landlord a rate equal to one hundred twenty five percent (125%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. If Tenant remains in possession of the Premises after the Expiration Date or sooner termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. This provision shall survive the termination or expiration of the Lease.

7. ALTERATIONS AND ADDITIONS:

     A. TENANT'S ALTERATIONS: Tenant shall not make, or suffer to be made, any alteration or addition to the Premises ("Alterations"), or any part thereof, without obtaining Landlord's prior written consent and delivering to Landlord the proposed architectural and structural plans for all such Alterations at least fifteen (15) days prior to the start of construction. If such Alterations affect the structure of the Building, Tenant additionally agrees to reimburse Landlord its reasonable out-of-pocket costs incurred in reviewing Tenant's plans. After obtaining Landlord's consent, which consent shall state whether or not Landlord will require Tenant to remove such Alteration at the expiration or earlier termination of this Lease, Tenant shall not proceed to make such Alterations until Tenant has obtained all required governmental approvals and permits, and provides Landlord reasonable security, in form reasonably approved by Landlord, to protect Landlord against mechanics' lien claims. Tenant agrees to provide Landlord (i) written notice of the anticipated and actual start-date of the work, (ii) a complete set of half-size (15" X 21") vellum as-built drawings, and
(iii) a certificate of occupancy for the work upon completion of the Alterations. All Alterations shall be constructed in compliance with all applicable building codes and laws including, without limitation, the Americans with Disabilities Act of 1990 as amended from time to time. Upon the Expiration Date, all Alterations, except movable furniture and trade fixtures, shall become a part of the realty and belong to Landlord but shall nevertheless be subject to removal by Tenant as provided in Section 6 above. Alterations which are not deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, walls, carpeting, or any other installation which has become an integral part of the Premises. Landlord approves Tenant's right to finance and to secure under the California Uniform Commercial Code, Tenant's trade fixtures, equipment and other personal property which may be affixed to the Premises, and Landlord shall reasonably cooperate with the requests of any lessors of, or lenders holding a security interest in, such trade fixtures and equipment, provided that such cooperation does not materially affect Landlord's rights under this Lease. All Alterations shall be maintained, replaced or repaired by Tenant at its sole cost and expense.

Notwithstanding the foregoing, Tenant shall be entitled, without obtaining Landlord's consent, to make Alterations which do not affect the structure of the Building and which do not cost more than Fifty Thousand Dollars ($50,000.00) per Alteration ("Permitted Alterations"); provided, however, that: (i) Tenant shall still be required to comply with all other provisions of this paragraph; and
(ii) such Permitted Alterations are subject to removal by Tenant at Landlord's election pursuant to Section 6.B. above at the expiration or earlier termination of the Lease.

     B. FREE FROM LIENS: Tenant shall keep the Premises free from all liens arising out of work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge the lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due from Tenant as additional rent.

     C. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: The term Laws or Governmental Regulations shall include all federal, state, county, city or governmental agency laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, traffic mitigation, occupational, health, or safety standards for employers, employees, landlords, or tenants. Tenant, at Tenant's sole expense shall make all repairs, replacements, alterations, or improvements to the Premises (other than repairs, replacements, Alterations or improvements to the structural portions of the Building and the Common Areas of the Project unless such are required due to Tenant's specific use, occupancy or Alterations) needed to comply with all Governmental Regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, regulation or other requirement in its use of the Premises shall be conclusive of that fact as between Landlord and Tenant.

     D. BACK-UP GENERATOR: Tenant shall have the right, subject to Landlord's prior written consent (which consent shall be subject to the terms in this Section 7.C. but which shall not otherwise be unreasonably withheld, conditioned or delayed) to install a back-up electrical generator, together with reasonably necessary connections from the location of such generator to the Premises and related above-ground diesel fuel storage tanks (collectively, "Generator"), either in the parking lot area of the Common Area or on the roof of the Building in a location reasonably designated by Landlord and reasonably acceptable to Tenant. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Generator, withholding of consent shall be presumptively reasonable if Landlord withholds its consent due to concerns regarding the appearance of the Generator, its impact on structural aspects of the Building or Common Area improvements, ventilation concerns, or actual or potential loss of any parking spaces or areas for the Project due to installation of the Generator, provided that if Tenant agrees to take steps (at Tenant's expense) to mitigate any such concerns raised by Landlord in a manner reasonably satisfactory to Landlord, Landlord shall grant its consent to the Generator subject to such mitigation. All locations or areas on the Building roof or within the Common Area where the Generator is located shall be provided by Landlord without additional rent. Tenant shall install the Generator at its sole expense and with components reasonably acceptable to Landlord, and shall be responsible for maintenance of the Generator, for compliance with all applicable Laws with respect to the Generator, and for any damage caused by the installation of the Generator or related to the Generator. At the end of the Term, Tenant shall remove the Generator from the Project and restore those affected areas of the Premises to their condition prior to the installation of the Generator.

     E. COMMUNICATIONS AND POWER CONDUITS AND EQUIPMENT: Notwithstanding the provisions of Section 7.A above, Tenant shall have the right, at its sole cost and expense, to trench in any exterior area within the boundaries of the Project reasonably approved by Landlord (which approval may be denied if such trenching adversely affects other Tenant's in the Project) for the purposes of "hard wiring" voice, data and power transmissions to the Building ("Conduit"), pursuant to reasonable specifications which have been approved in writing by Landlord and Tenant. At the end of the Term hereof, Tenant shall not be required to remove any properly installed underground Conduit. Tenant shall also have the exclusive right, at its sole cost and expense, to construct, maintain, operate and repair an equipment area outside of the Building, including, without limitation, the rooftop of the Building, which area shall include, without limitation, the following equipment and systems: UPS battery systems (the "Power Systems"), and antennae, satellite dishes and other communications systems and equipment ("Communications Systems"). All permits, application fees, and all costs associated with the Power and Communications Systems shall be Tenant's responsibility. Tenant, at its sole cost and expense, shall have the exclusive right to install, maintain, and from time to time replace all or a portion of the Power and Communications Systems on the roof of the Building, provided that prior to commencing any installation or maintenance, Tenant shall (i) obtain Landlord's prior approval (which approval shall not be unreasonably withheld, conditioned or delayed) of the proposed size, weight and location of such Power and Communications Systems and method for fastening such Power and Communications Systems to the roof, (ii) such installation and/or replacement shall comply strictly with all Laws and the conditions of any bond or warranty maintained by Landlord on the roof, and (iii) obtain, at Tenant's sole cost and expense, any necessary federal, state, and municipal permits, licenses and approvals, and deliver copies thereof to Landlord. Landlord may supervise any roof penetration related to the installation of any Power or Communications Systems, and Landlord may charge Landlord's reasonable out-of-pocket costs of any such supervision performed by a third-party consultant to Tenant. Tenant agrees that all installation, construction and maintenance shall be performed in a neat, responsible, and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements as shall be imposed by Landlord. Tenant shall repair any damage to the Building caused by Tenant's installation, maintenance, replacement, use or removal of the Power and Communications Systems. The Power and Communications Systems shall be considered Tenant's Trade Fixtures (as defined below) and shall remain the property of Tenant, and Tenant may remove the Power and Communications Systems at its cost at any time during the Term. Tenant shall remove the Communications Systems at Tenant's cost and expense upon the expiration or termination of this Lease and shall restore the Building and Premises to their condition prior to the installation of the Communications Systems. Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use of the Power or Communications Systems, it being assumed that Tenant has satisfied itself thereof. Tenant shall protect, defend, indemnify and hold harmless Landlord and Landlord's Agents from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys' fees, incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, replacement, use or removal of the Power and Communications Systems.

8. MAINTENANCE OF PREMISES:

     A. LANDLORD'S OBLIGATIONS: Landlord at its sole cost and expense, shall maintain in good condition, order, and repair, and replace as and when necessary, the foundation, footings, poured concrete floors, exterior walls, load bearing walls, and roof structure of the Building. If Landlord fails to reasonably act to perform its repair obligations of this Paragraph 8.A or to restore any existing utilities interrupted between the street and the Building caused by Landlord's or any of its Agents' actions or omissions, and such failure materially affects Tenant's ability to use and occupy the Premises for the purposes permitted herein, Tenant shall have the right, but not the obligation, to perform such repairs and/or maintenance if such failure continues for more than ten (10) days after written notice from Tenant; provided, however, that if the nature of the repairs and/or maintenance to be completed by Landlord is such that more than ten (10) days are required to complete such repairs and/or maintenance, Landlord shall have such additional time as is reasonably necessary to complete such repairs and/or maintenance and thereafter diligently pursue such repairs and/or maintenance to completion. In such event, Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant to complete such repairs and/or maintenance within thirty (30) days after receipt of Tenant's written demand therefore, together with copies of the paid invoices evidencing the costs incurred by Tenant. Any repairs and/or maintenance permitted herein shall be performed in a good and workmanlike manner by licensed contractors. If Landlord objects to the repairs and/or maintenance performed or the expenses incurred by Tenant in performing such work, Landlord shall deliver a written notice of Landlord's objection to Tenant within thirty (30) days after Landlord's receipt of Tenant's invoice evidencing the expenses incurred by Tenant. Landlord's notice shall set forth in reasonable detail Landlord's reasons for its claim that such repairs and/or maintenance were not required or were not Landlord's obligations in the terms of this lease and/or the reasons for Landlord's dispute of the expenses incurred by Tenant in performing such work. If Landlord and Tenant fail to resolve any such dispute within said thirty
(30) day period, after Landlord has notified Tenant of Landlord's objections, the matter shall be resolved by binding arbitration.

     B. TENANT'S OBLIGATIONS: Except those items for which Landlord is obligated pursuant to Section 8.A. above, Tenant shall clean, maintain, repair and replace when necessary the

Premises and every part thereof through regular inspections and servicing, including but not limited to: (i) all plumbing and sewage facilities, (ii) all heating ventilating and air conditioning facilities and equipment, (iii) all fixtures, interior walls floors, carpets and ceilings, (iv) all windows, door entrances, plate glass and glazing systems including caulking, and skylights,
(v) all electrical facilities and equipment, (vi) all automatic fire extinguisher equipment, (vii) the parking lot and all underground utility facilities servicing the Premises, (viii) all elevator equipment, (ix) the roof membrane system, and (x) all waterscape, landscaping and shrubbery. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements. With respect to items (ii), (viii) and (ix) above, Tenant shall provide Landlord a copy of a service contract between Tenant and a licensed service contractor providing for periodic maintenance of all such systems or equipment in conformance with the manufacturer's recommendations. Tenant shall provide Landlord a copy of such preventive maintenance contracts and paid invoices for the recommended work if requested in writing by Landlord.

     C. LANDLORD AND TENANT'S OBLIGATIONS REGARDING REIMBURSABLE OPERATING
COSTS: In addition to the direct payment by Tenant of expenses as provided in Sections 8.B, 9, 10 and 11 of this Lease, Tenant agrees to reimburse Landlord for Tenant's Allocable Share (as defined in Section 8.E below) of Reimbursable Operating Costs (as defined in Section 8.D below) resulting from Landlord payment of expenses related to the Building or Project which are not otherwise paid by Tenant directly. Tenant agrees to pay its Allocable Share of the Reimbursable Operating Costs as additional rental within ten (10) business days of a written invoice from Landlord, which shall incorporate reasonable evidence of the amounts actually expended by Landlord (and may be in the form of copies of invoices paid by Landlord to third parties).

     D. REIMBURSABLE OPERATING COSTS: For purposes of calculating Tenant's Allocable Share of Building and Project Costs, the term "Reimbursable Operating Costs" is defined as all costs and expenses of the nature hereinafter described which are incurred by Landlord in connection with ownership and operation of the Building or the Project in which the Premises are located (excluding any costs allocable to any other occupant of the Project), together with such additional facilities as may be determined by Landlord to be reasonably desirable or necessary to the ownership and operation of the Building and/or Project. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business), including but not limited to the following:
(i) Common Area utilities, including water, power, telephone, heating, lighting, air conditioning, ventilating, and Building utilities to the extent not separately metered; (ii) Common Area maintenance and service agreements for the Building and/or Project and the equipment therein, including without limitation, common area janitorial services, alarm and security services, exterior window cleaning, and maintenance of the sidewalks, landscaping, waterscape, roof membrane of the Building (except as provided in Section 8.A.), parking areas, driveways, service areas, mechanical rooms, elevators, and the Building exterior; (iii) insurance premiums and costs, including without limitation, the premiums and cost of fire, casualty and liability coverage and rental abatement and, if elected by Landlord, earthquake insurance applicable to the Building or Project; (iv) repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and repairs or alterations attributable solely to tenants of the Building or Project other than Tenant); and (v) all Taxes which may be levied on the Building or Project, upon the occupancy of the Building or Project and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale, transfer or other change of ownership of the Building or Project, as such Taxes are levied or appear on the City and County tax bills and assessment rolls. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project. This is a "Net" Lease, meaning that Base Monthly Rent is paid to Landlord absolutely net of all costs and expenses. The provision for payment of Reimbursable Operating Costs by means of periodic payment of Tenant's Allocable Share of Building and/or Project Costs is intended to pass on to Tenant and reimburse Landlord for all costs of operating and managing the Building and/or Project; provided, however, that the cost of any capital items included in Reimbursable Operating Expenses (determined in accordance with GAAP), shall be payable as a lump sum, upon completion thereof, in an amount equal to the cost of the capital item multiplied by a fraction, the numerator of which is the period remaining in the Term at the time of such completion, and the denominator of which is the useful life of the capital item. By way of example only, if the roof membrane is required to be replaced during the Term, the cost of which is $200,000.00, the useful life of which is 120 months, and such work is completed on June 30, 2009, then the lump sum amount payable by Tenant for such work shall equal $200,000.00 x (41/120) = $68,333.33, due within 30 days of Landlord's invoice therefor.

Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Reimbursable Operating Costs: (i) leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building or the Project; (ii) the cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant; (iii) any depreciation on the Building or the Project; (iv) expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Building or Project; (v) costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building or Project;
(vi) overhead profit increments paid to Landlord's subsidiaries or affiliates for services on or to the Building or Project or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis; (vii) all interest, loan fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other payable due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Building); (viii) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord; (ix) advertising and promotional expenditures; (x) costs of repairs and other work occasioned by fire, windstorm, or other casualty of an insurable nature and intended to be covered by insurance required to be carried by Landlord; (xi) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project, or due to Landlord's negligence or willful misconduct; (xii) costs for sculpture, paintings, or other objects of art (nor insurance thereon or extraordinary security in connection therewith); (xiii) wages, salaries, or other compensation paid to any executive employees above the grade of building manager; (xiv) the cost of correcting any building code or other violations which were violations prior to the Commencement Date; (xv) the cost of containing, removing, or otherwise remediating any contamination of the Project (including the underlying land and ground water) by any toxic or hazardous materials where such contamination was not caused by Tenant or its agents, invitees, employees, or suppliers; (xvi) reserves for any Reimbursable Operating Costs; (xvii) repairs and maintenance to buildings of the Project in which Tenant is not an occupant, and (xviii) any property management or similar fee in excess of three percent (3%) of the Base Monthly Rent.

     E. TENANT'S ALLOCABLE SHARE: For purposes of prorating Reimbursable Operating Costs which Tenant shall pay, Tenant's Allocable Share of Reimbursable Operating Costs shall be computed by multiplying the Reimbursable Operating Costs by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is either the total rentable square footage of the Building if the service or cost is allocable only to the Building, or the total square footage of the Project if the service or cost is allocable to the entire Project. Tenant's obligation to share in Reimbursable Operating Costs shall be adjusted to reflect the Lease Commencement Date and Expiration Date of this Lease and is subject to recalculation in the event of expansion of the Building or Project. Tenant's Allocable Share of the Project is 19.6%

     F. WAIVER OF LIABILITY: Failure by Landlord to perform any defined services, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character or by any other cause, similar or dissimilar, shall not render Landlord liable to Tenant in any respect, including damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery utilized in supplying the services listed herein break down or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease and shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord's obligation of tenantability and Tenant's right to make repairs and deduct the cost of such repairs from the rent. Landlord shall not be liable for a loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing, or its failure to furnish, any of the foregoing.

     G. AUDIT RIGHTS: Tenant shall have the right, at Tenant's sole cost and expense, provided Tenant utilizes a Certified Public Accountant (the "CPA"), upon at least thirty (30) days prior notice to Landlord at any time during regular business hours, and no more frequently than twice per calendar year, to audit Landlord's records pertaining to Operating Expenses for the immediately previous calendar year only, which shall be maintained in the State of California. Any disputes between Landlord and Tenant concerning Landlord's accounting of Additional Rent shall be resolved using generally accepted accounting principles ("GAAP"). If it is determined from Tenant's audit of such operating expenses that Tenant was overcharged by more than three percent (3%), such overcharge shall entitle Tenant to credit against its next payment of Reimbursable Operations Costs the amount of the overcharge and the costs associated with the audit (and, if such credit occurs following the expiration of the Term, Landlord shall pay the amount of such credit to Tenant within thirty (30) days after Landlord's receipt of an invoice from Tenant). If the audit determines that the Tenant was overcharged less than three percent (3%), such overcharge shall entitle Tenant to credit against its next payment of Reimbursable Operations Costs the amount of the overcharge and Tenant shall pay for all costs associated with the audit. If the audit shall determine that Tenant was undercharged for the Reimbursable Operations Costs, Tenant shall promptly pay the amount of such undercharge to Landlord and

Tenant shall pay for all costs associated with the audit. Permitted Assignees of Tenant may only audit periods for which they occupy the Leased Premises and subtenants of Tenant are not entitled to any audit rights. Tenant agrees to keep all information thereby obtained by Tenant confidential.

9. HAZARD INSURANCE:

     A. TENANT'S USE: Tenant shall not use or permit the Premises, or any part thereof, to be used for any purpose other than that for which the Premises are hereby leased; and no use of the Premises shall be made or permitted, nor acts done, which will cause any permanent increase in premiums or a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be sold, kept, or used in or about the Premises, any article prohibited by the standard form of fire insurance policies, unless such use is covered by an endorsement to such policies. Tenant shall, at its sole cost, comply with all requirements of any insurance company or organization necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and appurtenances.

     B. LANDLORD'S INSURANCE: Landlord agrees to purchase and keep in force fire, extended coverage insurance in an amount equal to the replacement cost of the Building (not including Tenant's Alterations, the Tenant Improvements or Tenant's Trade Fixtures) as determined by Landlord's insurance company's appraisers. At Landlord's election, such fire and property damage insurance may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood, and shall contain reasonable deductibles. Additionally Landlord may maintain a policy of
(i) commercial general liability insurance insuring Landlord (and such others with an insurable interest in the Premises designated in writing by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or Project in an amount as Landlord determines is reasonably necessary for its protection, and (ii) rental loss insurance covering a twelve (12) month period. All insurance procured by Landlord pursuant to this Section shall be at commercially reasonable rates. Tenant agrees to pay Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to Landlord, and in the event of damage covered by said insurance, the amount of any deductible under such policy. Payment shall be due to Landlord within ten
(10) days after written invoice to Tenant. It is understood and agreed that Tenant's obligation under this Section will be prorated to reflect the Lease Commencement and Expiration Dates.

     C. TENANT'S INSURANCE: Tenant agrees, at its sole cost, to insure its personal property, Tenant Improvements, and Alterations for their full replacement value (without depreciation) and to obtain worker's compensation and commercial general liability insurance for occurrences within the Premises with a combined single limit of not less than Five Million Dollars ($5,000,000.00) per occurrence; Five Million Dollars ($5,000,000.00) aggregate. Tenant's liability insurance shall be primary insurance containing a cross-liability endorsement, and shall provide coverage on an "occurrence" rather than on a "claims made" basis. Tenant shall name Landlord and any Landlord's lender designated in writing as an additional insured and shall deliver certificates of insurance and renewal certificates to Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage. Notwithstanding anything to the contrary in this paragraph, Tenant shall be permitted to cover any of Tenant's liability insurance coverage in excess of the per occurrence limits above through a policy of umbrella liability insurance coverage meeting the other relevant requirements of this paragraph.

     D. WAIVER: Landlord and Tenant hereby waive all rights each may have against the other on account of any loss or damage sustained by

Landlord or Tenant, as the case may be, or to the Premises or its contents, which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease) as set forth above. The Parties shall use their reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against Landlord or Tenant, as the case may be.

10. TAXES: Tenant shall be liable for and shall pay as additional rental, prior to delinquency, (provided Tenant receives a tax bill at least 30 days prior to the delinquency date) the following (collectively referred to herein as "Taxes"): (i) all taxes and assessments levied against Tenant's personal property and trade or business fixtures; (ii) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Premises or upon the occupancy of the Premises, including any substitute or additional charges which may be imposed applicable to the Lease Term; and (iii) real estate tax increases due to an increase in assessed value resulting from a sale, transfer or other change of ownership of the Premises as it appears on the City and County tax bills during the Lease Term (other than a change of ownership within the existing partnership structure resulting in a reassessment). All real estate taxes shall be prorated to reflect the Lease Commencement and Expiration Dates. If, at any time during the Lease Term a tax, excise on rents, business license tax or any other tax, however described, is levied or assessed against Landlord as a substitute or addition, in whole or in part, for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge its pro rata share of such tax or excise on rents or other tax before it becomes delinquent; except that this provision is not intended to cover net income taxes, franchise inheritance, gift or estate tax imposed upon Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that Tenant cannot pay and discharge its pro rata share of such tax on behalf of Landlord, then at Landlord's sole election, Landlord may increase the Base Monthly Rent by the exact amount of such tax and Tenant shall pay such increase. If by virtue of any application or proceeding brought by Landlord, there results a reduction in the assessed value of the Premises during the Lease Term, Tenant agrees to pay Landlord a fee consistent with reasonable fees typically charged by a third party appeal firm for such services. Property Taxes also shall not include any tax or assessment expense:
(i) levied on Landlord's rental income unless such tax or assessment expense is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; or (iii) imposed on land and improvements other than the land upon which the Building is situated. Tenant, at its sole cost, shall have the right, by appropriate proceeding, to contest or protest any change in Taxes in its own name, and/or the name of Landlord if Landlord does not elect to contest such change. If a reduction in Taxes is obtained for any year in which Tenant paid such Taxes, then Tenant shall receive a credit or a refund of Tenant's over payment along with Tenant's pro-rata share of interest corresponding to such amount to the extent received from the taxing authority.

11. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, electric, telephone, and other utilities supplied to the Premises. Landlord shall not be liable for loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing or the utility company's failure to furnish utilities to the Premises, and in such event Tenant shall not be entitled to abatement or reduction of any portion of Base Monthly Rent or any other amount payable under this Lease unless utility services to the Premises are interrupted and such interruption is due to the active negligence or willful misconduct of Landlord, in which case Tenant shall be entitled to an abatement of rent unless such Utility or Utilities are restored within three (3) business days thereafter.

12. TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

     A. TENANT'S RESPONSIBILITY: Without the prior written consent of Landlord, Tenant or Tenant's agents, employees, contractors and invitees ("Tenant's Agents") shall not bring, use, or permit upon the Premises, or generate, create, release, emit, or dispose (nor permit any of the same) from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Division 22 Title 26 of the California Code of Regulations as the same may be amended from time to time or any wastes, materials or substances which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements. ("Hazardous Materials") except for those substances customary in typical office uses and the other Permitted Uses and fuel and other supplies for the operation and maintenance of Tenant's emergency generator(s), if any, and the Building Systems to be maintained by Tenant, for which no consent shall be required. In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgment. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises or such consent is not required, Tenant represents and warrants that it shall comply with all Governmental Regulations applicable to Hazardous Materials including doing the following: (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections; (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling of Hazardous Materials on the Premises; (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards; (iv) surrender the Premises free from any Hazardous Materials arising from Tenant's bringing, using, permitting, generating, creating, releasing, emitting or disposing of Hazardous Materials; and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials as a result of Tenant's acts, and only if required, obtain a closure certificate from the local administering agency prior to the Expiration Date.

     B. TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS: Tenant shall, at its sole cost and expense, comply with all laws pertaining to, and shall with counsel reasonably acceptable to Landlord, indemnify, defend and hold harmless Landlord and Landlord's trustees, shareholders, directors, officers, employees, partners, affiliates, and agents from, any claims, liabilities, costs or expenses incurred or suffered arising from the bringing, using, permitting, generating, emitting or disposing of Hazardous Materials by Tenant, Tenant's Agents or a third party (other than adjoining landowners or occupants of adjacent properties) through the surface soils of the Premises during the Lease Term or the violation of any Governmental Regulation or environmental law, by Tenant or Tenant's Agents. Tenant's indemnification, defense, and hold harmless obligations include, without limitation, the following to the extent relating to Tenant's indemnification obligations under the preceding sentence: (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation now or hereafter in effect; (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source; (iii) all costs of defending such claims; (iv) losses attributable to diminution in the value of the Premises or the Building; (v) loss or restriction of use of rentable space in the Building; (vi) Adverse effect on the marketing of any space in the Building; and
(vi) all other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. This Section 12.B shall survive the expiration or termination o this Lease.

     C. ACTUAL RELEASE BY TENANT: Tenant agrees to notify Landlord of any lawsuits or orders which relate to the remedying of or actual release of Hazardous Materials on or into the soils or ground water at or under the Premises of which Tenant is aware or responsible for. Tenant shall also provide Landlord all notices required by Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty (20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with, any laws, regulations, ordinances or orders, the violation of which or failure to comply with poses a foreseeable and material risk of contamination of the ground water or injury to humans (other than injury solely to Tenant or Tenant's Agents.

     In the event of any release on or into the Premises or into the soil or ground water under the Premises, the Building or the Project of any Hazardous Materials used, treated, stored or disposed of by Tenant or Tenant's Agents, Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials Tenant shall immediately give verbal and follow-up written notice of the release to Landlord, and Tenant agrees to meet and confer with Landlord and its lender to attempt to eliminate and mitigate any financial exposure to such lender and resultant exposure to Landlord under California Code of Civil Procedure Section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical commercial uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under 12.B of this Lease to indemnify, defend and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps.

     In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this Section 12.C concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to this Lease.

     D. ENVIRONMENTAL MONITORING: Landlord and its agents shall have the right to inspect, investigate, sample and monitor the Premises including any air, soil, water, ground water or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this Section 12. If Landlord discovers that Tenant is not in compliance with the terms of this Section 12, any such costs incurred by Landlord, including attorneys' and consultants' fees, shall be due and payable by Tenant to Landlord within ten (10) business days following Landlord's written demand therefore.

     E. LANDLORD'S INDEMNITY REGARDING HAZARDOUS MATERIALS: Landlord represents and warrants, to the best of its knowledge, that as of the Commencement Date, there do not exist any Hazardous Materials in the Building, Premises or the Project. Landlord shall indemnify and hold Tenant harmless from any claims, liabilities, costs or expenses incurred or suffered by Tenant related to the removal, investigation, monitoring or remediation of Hazardous Materials which are present or which come to be present on the Premises except to the extent the presence of such Hazardous Materials is caused by Tenant or by Tenant's failure to prevent a third party from dumping Hazardous Materials through the surface of the Premises. Landlord's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims. In no event shall Landlord be liable for any consequential damages suffered or incurred by Tenant as a result of any such contamination.

13. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (i) Tenant's failure to pay the Base Monthly Rent including additional rent or any other payment due under this Lease by the date such amount is due, where such failure continues for three (3) business days beyond written notice from Landlord that such amount was not received by the due date, (ii) the abandonment or vacation of the Premises by Tenant; (iii) Tenant's failure to observe and perform any other required provision of this Lease, where such failure continues for thirty (30) days after written notice from Landlord provided, however, that if the nature of the Default is such that it cannot reasonably be cured within thirty (30) days, Tenant shall not be in Default if Tenant commences within such thirty (30) day period to cure and thereafter diligently prosecutes the same to completion; (iv) Tenant's making of any general assignment for the benefit of creditors; (v) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); (vi) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (vii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

     A. REMEDIES: In the event of any such default by Tenant, then in addition to other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of

Tenant hereunder by giving written notice of such intention to terminate. In the event Landlord elects to so terminate this Lease, Landlord may recover from Tenant all the following: (i) the worth at time of award of any unpaid rent which had been earned at the time of such termination; (ii) the worth at time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; including the following: (x) expenses for repairing the Premises to the condition required upon surrender of this Lease for purposes of reletting, (y) broker's fees, advertising costs or other expenses of reletting the Premises, and (z) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable California law. The term "rent", as used herein, is defined as the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to this Lease, all such other sums being deemed as additional rent due hereunder. As used in (i) and (ii) above, "worth at the time of award" shall be computed by allowing interest at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (iii) above, "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     B. RIGHT TO RE-ENTER: In the event of any such default by Tenant, Landlord shall have the right, after terminating this Lease, as permitted by law, to re-enter the Premises and remove all persons and property. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and disposed of by Landlord in any manner permitted by law.

     C. ABANDONMENT: If Landlord does not elect to terminate this Lease as provided in Section 13.A or 13.B above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. In the event that Landlord elects to so relet, rentals received by Landlord from such reletting shall be applied in the following order to: (i) the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; (ii) the payment of any cost of such reletting; (iii) the payment of the cost of any alterations and repairs to the Premises; and (iv) the payment of Base Monthly Rent due and unpaid hereunder. The residual rentals, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Landlord shall have the obligation to market the space but shall have no obligation to relet the Premises following a default if Landlord has other comparable available space within the Building or Project. In the event the portion of rentals received from such reletting which is applied to the payment of rent hereunder during any month be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     D. NO TERMINATION: Landlord's re-entry or taking possession of the Premises pursuant to 13.B or 13.C shall not be construed as an election to terminate this Lease unless written notice of such intention is given to Tenant or unless the termination is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

     E. NON-WAIVER: Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed as other than payment on account of the amount due. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand. Furthermore, the Landlord's acceptance of rent from the Tenant when the Tenant is holding over without express written consent does not convert Tenant's Tenancy from a tenancy at sufferance to a month to month tenancy. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing. Such waiver shall affect only the provision specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises. Landlord's consent to or approval of any act by Tenant which requires Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

     F. PERFORMANCE BY LANDLORD: If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may, without notice, without waiving any rights or remedies and without releasing Tenant from its obligations hereunder, perform such obligation, in which event Tenant shall pay Landlord as additional rent all reasonable sums paid by Landlord in connection with such substitute performance, including interest at the Agreed Interest Rate (as defined in Section 19.J) within ten (10) business days of Landlord's written notice for such payment.

     G. HABITUAL DEFAULT: The provisions of Section 13 notwithstanding, the Parties agree that if Tenant shall have defaulted in the performance of any (but not necessarily the same) monetary term or condition of this Lease for three or more times during any twelve (12) month period during the Lease Term, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by Tenant ("Habitual Default"). Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by Tenant, which work a hardship upon Landlord and deprive Landlord of Tenant's timely performance under this Lease.

14. LANDLORD'S LIABILITY:

     A. LIMITATION ON LANDLORD'S LIABILITY: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third-party beneficiary hereof. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from Mortgagee or any purchaser at a foreclosure sale of Mortgagee's interest unless Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit. Tenant Further waives any right to terminate this Lease and to vacate the Premises on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief.

     B. LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity, then (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives except to the extent of their interest in the Premises. Tenant shall have recourse only to the interest of Landlord in the Premises or for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

     C. INDEMNIFICATION OF LANDLORD: As a material part of the consideration rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause (except due to the gross negligence or willful misconduct of Landlord) arising at any time to the fullest extent permitted by law, and Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord, and their shareholders, directors, officers, trustees, employees, partners, affiliates and agents from any claims, liabilities, costs or expenses incurred or suffered arising from the use of occupancy of the Premises or any part of the Project by Tenant or Tenant's Agents, the acts or omissions of Tenant or Tenant's Agents, Tenant's breach of this Lease, or any damage or injury to person or property from any cause, except to the extent caused by the willful misconduct or active negligence of Landlord or from the failure of Tenant to keep the Premises in good condition and repair as herein provided, except to the extent due to the gross negligence or willful misconduct of Landlord. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant and Tenant's Agents, Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims except to the extent due to the gross negligence or willful misconduct of Landlord.

15. DESTRUCTION OF PREMISES:

     A. LANDLORD'S OBLIGATION TO RESTORE: In the event of a destruction of the Premises during the Lease Term Landlord shall repair the same to a similar condition to that which existed prior to such destruction. Such destruction shall not annul or void this Lease; however, Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while repairs are being made, such proportionate reduction to be based upon the extent to which the repairs interfere with Tenant's business in the Premises, as reasonably determined by Landlord and Tenant. In no event shall Landlord be required to replace or restore Alterations, Tenant Improvements paid for by Tenant from sources other than the Work Allowance or Tenant's fixtures or personal property. With respect to a destruction which Landlord is obligated to repair or may elect to repair under the terms of this Section, Tenant waives the provisions of Section 1932, and Section 1933, Subdivision 4, of the Civil Code of the State of California, and any other similarly enacted statute, and the provisions of this Section 15 shall govern in the case of such destruction.

     B. LIMITATIONS ON LANDLORD'S RESTORATION OBLIGATION: Notwithstanding the provisions of Section 15.A, Landlord shall have no obligation to repair, or restore the Premises if any of the following occur: (i) if the repairs cannot be made in one hundred eighty (180) days from the date of receipt of all governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, as reasonably determined by Landlord,
(ii) if the holder of the first deed of trust or mortgage encumbering the Building elects not to permit the insurance proceeds payable upon damage or destruction to be used for such repair or restoration (unless Tenant, within 45 days after the casualty, agrees in writing to pay all costs associated with rebuilding), (iii) the damage or destruction is not fully covered by the insurance maintained by Landlord (unless Tenant, within 45 days after the casualty, agrees in writing to contribute any shortfall), (iv) the damage or destruction occurs in the last eighteen (18) months of the Lease Term unless Tenant has exercised or promptly exercises an option to extend the Lease Term,
(v) Tenant is in default pursuant to the provisions of Section 13, or (vi) Tenant has vacated the Premises for more than ninety (90) days without payment of rent. In any such event Landlord may elect either to complete the repair or restoration, or terminate this Lease by providing Tenant written notice of its election within sixty (60) days following the damage or destruction. Tenant shall also have the right to terminate this Lease in the event of either (i) or
(iv) above, by providing Landlord with written notice of its election to do so within sixty (60) days following the damage or destruction.

16. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the day before title vests in the condemnor or purchaser ("Vesting Date") and Base Monthly Rent payable hereunder shall be adjusted so that Tenant is required to pay for the remainder of the Lease Term only such portion of Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking. Further, in the event of such partial taking in excess of 25% of the Premises, either Tenant or Landlord shall have the option to terminate this Lease as of the Vesting Date. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for the operation of Tenant's business as such business was performed in the Premises prior to the Vesting Date, this Lease shall terminate on the Vesting Date. If part or all of the Premises be taken, all compensation awarded upon such taking shall go to Landlord, and Tenant shall have no claim thereto; except Landlord shall cooperate with Tenant, without cost to Landlord, to recover compensation for damage to or taking of any Alterations, Tenant Improvements paid for by Tenant, or for Tenant's moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue, and the provisions of this Section 16 shall govern in the case of a taking but not Government Code Section 7262 with respect to those claims which Tenant may pursue by separate action.

17. ASSIGNMENT OR SUBLEASE:

     A. CONSENT BY LANDLORD: Except as specifically provided in Section 17.E, Tenant may not assign, sublet, hypothecate, or allow a third party to use the Premises without the express written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. In the event Tenant desires to assign this Lease or any interest herein or sublet the Premises or any part thereof, Tenant shall deliver to Landlord (i) executed counterparts of any agreement and of all ancillary agreements with the proposed assignee/subtenant,
(ii) current financial statements of the transferee covering the preceding year,
(iii) the nature of the proposed transferee's business to be carried on in the Premises, (iv) a statement outlining all consideration to be given on account of the Transfer, and (v) a current financial statement of Tenant. Landlord may condition its approval of any Transfer on receipt of a certification from both Tenant and the proposed transferee of all consideration to be paid to Tenant in connection with such Transfer. At Landlord's request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. Landlord shall have a ten
(10) business day period following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to: (i) terminate this Lease in the event the proposed sublease or assignment is for substantially all of space in the Premises provided, however, that Landlord shall not have the right to terminate on any sublease or assignment expiring two (2) or more years before the Expiration Date; (ii) permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice; or
(iii) refuse consent upon conditions set forth below. If Landlord should fail to notify Tenant in writing of such election within the 10 business-day period, Landlord shall be deemed to have elected option (iii) above. In the event Landlord elects option (i) above, this Lease shall expire with respect to such part of the Premises on the date upon which the proposed sublease or transfer was to commence, and from such date forward, Base Monthly Rent and Tenant's Allocable Share of all other costs and charges shall be adjusted based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Building. In the event Landlord elects option (ii) above, Landlord's written consent to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided and upon the condition that: (i) the proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) the Tenant or the proposed assignee or subtenant is a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease and Landlord has been furnished with reasonable proof thereof; (iii) the proposed assignment or sublease is in form reasonably satisfactory to Landlord; (iv) the proposed sublease will not result in there being greater than three (3) subtenants within the Premises at any time during the Lease Term; (v) Tenant reimburses Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent, said reasonable out-of-pocket costs not to exceed $2,500.00 in total; and (vi) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to Landlord. In the event all or any one of the foregoing conditions are not satisfied, Landlord shall be considered to have acted reasonably if it withholds its consent. Failure by Landlord to either consent to or disapprove a proposed assignment or sublease within the ten (10) business day time period specified above shall be deemed to be Landlord's approval thereof, so long as Tenant's request includes the following statement in capitalized and boldfaced letters: By failing to respond to this request, you will be deemed to have approved the lease assignment or sublease described herein. None of the foregoing shall be interpreted to preclude Tenant permitting the use or occupancy of the Premises by representatives or employees of any entity which is then performing services related to Tenant's business as long as the use or occupancy of the Premises by such representatives or employees is not otherwise a subterfuge to avoid Tenant's assignment and subletting obligations under this Article 7, including, but not limited to vendors providing outsourced services, such as travel, mail room or outsourced administrative services at the Premises.

     B. ASSIGNMENT OR SUBLETTING CONSIDERATION: Landlord and Tenant hereby agree that Landlord shall receive fifty percent (50%) of any rent or other economic consideration (i) realized by Tenant under any sublease or assignment, or (ii) realized by any subtenant under any sub-sublease of the Premises, in excess of
(a) the Base Monthly Rent payable hereunder, (b) reasonable subletting and assignment costs incurred by Tenant including lease commissions, attorneys fees, costs of demising or otherwise preparing the sublease space for occupancy, and
(c) the unamortized cost of Tenant Improvements initially installed by Tenant provided such Tenant Improvements are specifically utilized by the subtenant or assignee. Tenant's obligation to pay over Landlord's portion of the consideration constitutes an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of excess rent are independently negotiated terms of the Lease which constitute a material inducement for the Landlord to enter into the Lease, and are agreed by the Parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve it of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

     C. NO RELEASE: Any assignment or sublease shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee or subtenant shall assume all the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent by Landlord from any subtenant or assignee, Tenant shall remain fully liable for the payment of Base Monthly Rent and additional rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming compensation in connection with the proposed assignment or sublease.

     D. REORGANIZATION OF TENANT: The provisions of this Section 17.D shall apply if Tenant is a corporation and: (i) there is a dissolution, merger, consolidation, or other reorganization of or affecting Tenant, where Tenant is not the surviving corporation, or (ii) there is a sale or transfer to one person or entity (or to any group of related persons or entities) of stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, and after such sale or transfer of stock Tenant's stock is no longer publicly traded. In a transaction under clause (i) the surviving corporation shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which such surviving corporation assumes the obligations of Tenant hereunder, and in a transaction under clause (ii) the transferee or buyer shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which such transferee or buyer assumes the obligations of Tenant under the Lease.

     E. PERMITTED TRANSFERS: Notwithstanding anything contained in this Section 17, so long as Tenant otherwise complies with the provisions of this Article, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior consent, and Landlord shall not be entitled to terminate the Lease or to receive any part of any subrent resulting therefrom that would otherwise be due pursuant to Sections 17.A and 17.B. Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%; (ii) a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and (iii) a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

     F. EFFECT OF DEFAULT: In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease, and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in Section 13 above. A termination if the Lease due to Tenant's default shall not automatically terminate an assignment or sublease then in existence; rather at Landlord's election, such assignment or sublease shall survive the Lease termination, the assignee or subtenant shall attorn to Landlord, and Landlord shall undertake the obligations of Tenant under the sublease or assignment; except that Landlord shall not be liable for prepaid rent, security deposits or other defaults of Tenant to the subtenant or assignee, or for any acts or omissions of Tenant and Tenant's Agents.

     G. CONVEYANCE BY LANDLORD: As used in this Lease, the term "Landlord" is defined only as the owner for the time being of the Premises, so that in the event of any sale or other conveyance of the Premises or in the event of a master lease of the Premises, Landlord shall be entirely freed and relieved of all its covenants and obligations hereunder, and it shall be deemed and construed, without further agreement between the Parties and the purchaser at any such sale or the master tenant of the Premises, that the purchaser or master tenant of the Premises has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Premises, and thereupon the transferor shall be discharged from any further liability in reference thereto.

     H. SUCCESSORS AND ASSIGNS: Subject to the provisions this Section 17, the covenants and conditions of this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of all Parties hereto; and all Parties hereto comprising Tenant shall be jointly and severally liable hereunder.

     I. CUSTOMER EQUIPMENT: Landlord acknowledges that Tenant's business in the Premises may require the installation of certain communications equipment by certain licensees and customers of Tenant (collectively, "Customers") in order for such Customers to interconnect with Tenant's equipment in the Premises or to permit Tenant to manage or operate such Customers' equipment, and so long as such Customers are not granted possessory rights to any portion of the Premises (whether as assignees, sublessees, licensees, or in any other capacity), these contracts with the Customers shall not require Landlord's consent, and these Customer contracts do hereby have the Landlord's consent at no consideration to Landlord for the limited purpose of permitting the services and uses described above and so long as Tenant causes such Customers to comply, and all such services and uses are conducted in a manner in compliance with, all of the terms and conditions of this Lease.

18. OPTION TO EXTEND THE LEASE TERM:

     A. GRANT AND EXERCISE OF OPTION: Provided that: (i) Tenant has not exercised its option to change the Expiration Date as set forth in Section 4 above and (ii) Tenant concurrently exercises its option to extend the lease at 2451-2465 Mission College Boulevard; and, and subject to the terms and conditions set forth in this Section 18.A, Landlord grants to Tenant two (2) options (the "Options") to extend the Lease Term for an additional term (the "Option Term"). Each Option Term shall be for a period of sixty (60) months and shall be exercised, if at all, by written notice to Landlord no earlier than fifteen (15) months prior to the date the Lease Term would expire but for such exercise but no later than nine (9) months prior to the date the Lease Term would expire but for such exercise, time being of the essence for the giving of such notice. If Tenant exercises the Option, all of the terms, covenants and conditions of this Lease except for the grant of additional Options pursuant to this Section, provided that Base Monthly Rent for the Premises payable by Tenant during the Option Term shall be the greater of (i) the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Term, and (ii) ninety five percent (95%) of the Fair Market Rental as hereinafter defined. Notwithstanding anything herein to the contrary, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease (beyond applicable notice and cure periods) either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, then Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the Lease Term shall not be extended pursuant to this Section 18.A. As used herein, the term "Fair Market Rental" is defined as the rental and all other monetary payments, including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) that Landlord could obtain during the Option Term from a third party desiring to lease the Premises, based upon the current use and other potential uses of the Premises, as determined by the rents then being obtained for new leases of space comparable in age and quality to the Premises in the same real estate submarket as the Building. The appraisers shall be instructed that the foregoing five percent (5%) discount is intended to offset comparable rents that include the following costs which Landlord will not incur in the event Tenant exercises its option (i) brokerage commissions, (ii) tenant improvement allowances, (iii) building improvement costs, and (iv) vacancy costs.

     B. DETERMINATION OF FAIR MARKET RENTAL: If Tenant exercises the Option, Landlord shall send Tenant a notice setting forth the Fair Market Rental for the Option Term within thirty (30) days following the Exercise Date. If Tenant disputes Landlord's determination of Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or that Tenant disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in Section 18.C below. If Tenant does not send Landlord a notice as provided in the previous sentence, Landlord's determination of Fair Market Rental shall be the Base Monthly Rent payable by Tenant during the Option Term. If Tenant elects to resolve the disagreement as provided in Section 18.C and such procedures are not concluded prior to the commencement date of the Option Term, Tenant shall pay to Landlord as Base Monthly Rent the Fair Market Rental as determined by Landlord in the manner provided above. If the Fair Market Rental as finally determined pursuant to Section 18.C is greater than Landlord's determination, Tenant shall pay Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 18.C within thirty (30) days after such determination. If the Fair Market Rental as finally determined in Section 18.C is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 18.C shall be credited against the next installments of Base Monthly Rent due from Tenant to Landlord hereunder.

     C. RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET RENTAL: Any disagreement regarding Fair Market Rental shall be resolved as follows:

          1. Within thirty (30) days after Tenant's response to Landlord's notice setting forth the Fair Market Rental, Landlord and Tenant shall meet at a mutually agreeable time and place, in an attempt to resolve the disagreement.

          2. If within the 30-day period referred to above, Landlord and Tenant cannot reach agreement as to Fair Market Rental, each party shall select one appraiser to determine Fair Market Rental. Each such appraiser shall arrive at a determination of Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described above.

          3. If only one appraisal is submitted within the requisite time period, it shall be deemed as Fair Market Rental. If both appraisals are submitted within such time period and the two appraisals so submitted differ by less than ten percent (10%), the average of the two shall be deemed as Fair Market Rental. If the two appraisals differ by more than 10%, the appraisers shall immediately select a third appraiser who shall, within thirty (30) days after his selection, make and submit to Landlord and Tenant a determination of Fair Market Rental. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be Fair Market Rental.

          4. All appraisers specified pursuant to this Section shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

     D. PERSONAL TO TENANT: All Options provided to Tenant in this Lease are personal and granted to Broadcom Corporation (and any surviving corporation, transferee or buyer pursuant to Section 17.D. above; or any permitted transferee pursuant to Section 17.E. above) and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole and absolute discretion. In the event Tenant has multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been properly exercised.

19. GENERAL PROVISIONS:

     A. ATTORNEY'S FEES: In the event a suit or alternative form of dispute resolution is brought for the possession of the Premises, for the recovery of any sum due hereunder, to interpret the Lease, or because of the breach of any other covenant herein; then the losing party shall pay to the prevailing party reasonable attorney's fees including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. The prevailing party shall also be entitled to recover all costs and expenses including reasonable attorney's fees incurred in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is severable from all other provisions of this Lease.


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

     B. AUTHORITY OF PARTIES: Tenant represents and warrants that it is duly formed and in good standing, and is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. At Landlord's request, Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of the Lease.

     C. BROKERS: Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than Real Estate & Logistics Technology, Inc. ("Broker") and Tenant agrees to indemnify, defend and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Tenant. Landlord shall pay Broker a real estate commission as provide in a separate written agreement between Landlord and Broker, payable one-half upon Landlord's receipt of the executed Lease, and the remaining half upon the Commencement Date of the Lease.

     D. CHOICE OF LAW: This Lease shall be governed by and construed in accordance with California law. Except as provided in Section 19.E, venue shall be Santa Clara County.

     E. DISPUTE RESOLUTION: Landlord and Tenant and any other party that may become a party to this Lease or be deemed a party to this Lease including any subtenants agree that, except for any claim by Landlord for unlawful detainer or any claim within the jurisdiction of the small claims court (which small claims court shall be the sole court of competent jurisdiction), any controversy, dispute, or claim of whatever nature arising out of, in connection with or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by J.A.M.S. or another judicial mediation service mutually acceptable to the parties located in Santa Clara County, California. The dispute resolution process shall involve first, mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then existing rules and practices of J.A.M.S. or other judicial mediation service selected. In the event of any dispute subject to this provision, either party may initiate a request for mediation and the parties shall use reasonable efforts to promptly select a J.A.M.S. mediator and commence the mediation. In the event the parties are not able to agree on a mediator within thirty (30) days, J. A. M. S. or another judicial mediation service mutually acceptable to the parties shall appoint a mediator. The mediation shall be confidential and in accordance with California Evidence Code Section 1119 et. seq. The mediation shall be held in Santa Clara County, California and in accordance with the existing rules and practice of J. A. M. S. (or other judicial and mediation service selected). The parties shall use reasonable efforts to conclude the mediation within sixty (60) days of the date of either party's request for mediation. The mediation shall be held prior to any arbitration or court action (other than a claim by Landlord for unlawful detainer or any claim within the jurisdiction of the small claims court which are not subject to this mediation/arbitration provision and may be filed directly with a court of competent jurisdiction). Should the prevailing party in any dispute subject to this Section 19.E attempt an arbitration or a court action before attempting to mediate, the prevailing party shall not be entitled to attorney's fees that might otherwise be available to them in a court action or arbitration and in addition thereto, the party who is determined by the arbitrator to have resisted mediation, shall be sanctioned by the arbitrator or judge.

IF A MEDIATION IS CONDUCTED BUT IS UNSUCCESSFUL, IT SHALL BE FOLLOWED BY FINAL AND BINDING ARBITRATION ADMINISTERED BY AND IN ACCORDANCE WITH THE THEN EXISTING RULES AND PRACTICES OF J.A.M.S. OR THE OTHER JUDICIAL AND MEDIATION SERVICE


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

SELECTED, AND JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF AS PROVIDED BY CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 ET. SEQ, AS SAID STATUTES THEN APPEAR, INCLUDING ANY AMENDMENTS TO SAID STATUTES OR SUCCESSORS TO SAID STATUTES OR AMENDED STATUTES, EXCEPT THAT IN NO EVENT SHALL THE PARTIES BE ENTITLED TO PROPOUND INTERROGATORIES OR REQUEST FOR ADMISSIONS DURING THE ARBITRATION PROCESS. THE ARBITRATOR SHALL BE A RETIRED JUDGE OR A LICENSED CALIFORNIA ATTORNEY. THE VENUE FOR ANY SUCH ARBITRATION OR MEDIATION SHALL BE IN SANTA CLARA COUNTY, CALIFORNIA.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

LANDLORD: ______   TENANT: _______

     F. ENTIRE AGREEMENT: This Lease and the exhibits attached hereto contains all of the agreements and conditions made between the Parties hereto and may not be modified orally or in any other manner other than by written agreement signed by all parties hereto or their respective successors in interest. This Lease supersedes and revokes all previous negotiations, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant.

     G. ENTRY BY LANDLORD: Upon at least 24 hours' notice to Tenant (except in case of emergency when no prior notice shall be required) and subject to Tenant's reasonable security regulations, Tenant shall permit Landlord and his agents to enter into and upon the Premises at all reasonable times, and without any rent abatement or reduction or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, for the following purposes: (i) inspecting and maintaining the Premises; (ii) making repairs, alterations or additions to the Premises; (iii) erecting additional building(s) and improvements on the land where the Premises are situated or on adjacent land owned by Landlord; provided that Tenant's use of and access to the Premises are not materially adversely affected; (iv) performing any obligations of Landlord under this Lease including remediation of Hazardous Materials if determined to be the responsibility of Landlord, (v) posting and keeping posted thereon notices of non-responsibility for any construction, alteration or repair thereof, as required or permitted by any law, and (vi) showing the Premises to Landlord's or the Master Landlord's existing or potential successors, purchaser, tenants and lenders. Tenant shall permit


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

Landlord and his agents, at any time within one hundred eighty (180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours.

     H. ESTOPPEL CERTIFICATES: At any time during the Lease Term, Tenant shall, within ten (10) business days following written notice from Landlord, execute and deliver to Landlord a written statement certifying, if true, the following:
(i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on Landlord's part hereunder (or specifying such defaults if they are claimed); and (iv) such other information as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of Landlord's interest in the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that this Lease is in full force and effect without modification, except as may be represented by Landlord, and that there are no uncured defaults in Landlord's performance. Tenant agrees to provide, within five (5) business days of Landlord's request, Tenant's most recent three
(3) years of audited financial statements for Landlord's use in financing or sale of the Premises or Landlord's interest therein.

     I. EXHIBITS: All exhibits referred to are attached to this Lease and incorporated by reference.

     J. INTEREST: All rent due hereunder, if not paid when due, shall bear interest at the rate of the Reference Rate published by Bank of America, San Francisco Branch, plus two percent (2%) per annum from that date until paid in full ("Agreed Interest Rate"). This provision shall survive the expiration or sooner termination of the Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

     K. MODIFICATIONS REQUIRED BY LENDER: If any lender of Landlord or ground lessor of the Premises requires a modification of this Lease that will not increase Tenant's cost or expense or materially or adversely change Tenant's rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required and deliver them to Landlord within ten (10) days after the request.

     L. NO PRESUMPTION AGAINST DRAFTER: Landlord and Tenant understand, agree and acknowledge that this Lease has been freely negotiated by both Parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

     M. NOTICES: All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested by a reputable overnight service such as FedEx at the address for such party specified in Section 1 of this Lease (and when sending to Tenant, marked Attn: Vice President of Corporate Services), or to such other place as the party to be notified may from time to time designate by at least fifteen
(15) days prior notice to the notifying party.


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

Any notice received on Saturday, Sunday or legal holiday shall be deemed received on the next business day. Copies of all default notices shall be sent concurrently to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 9255 Towne Centre Drive, Suite 600, San Diego, CA 92121; Attn: W. Scott Biel, Esq. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

     N. PROPERTY MANAGEMENT: Tenant agrees to pay Landlord along with the expenses to be reimbursed by Tenant a monthly fee for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), in the amount of three percent (3%) of the Base Monthly Rent.

     O. RENT: All monetary sums due from Tenant to Landlord under this Lease, including, without limitation those referred to as "additional rent", shall be deemed as rent.

     P. REPRESENTATIONS: Tenant acknowledges that neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

     Q. RIGHTS AND REMEDIES: Subject to Section 14 above, All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law, and are in addition to all other rights and remedies in law and in equity.

     R. SEVERABILITY: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

     S. SUBMISSION OF LEASE: Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

     T. SUBORDINATION: This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, to any covenants, conditions or restrictions of record, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") require that this Lease be prior and superior thereto, within ten (10) business days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver all documents or instruments, in the form presented to Tenant (provided such form is commercially reasonable), which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant is not then in default and continues to pay Base Monthly Rent and additional rent and observes and performs all required provisions of this Lease. Within thirty (30) days after Landlord's written request, Tenant shall execute any documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, then in addition to such failure constituting a default by Tenant, it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary in this Section, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such encumbrance.

Landlord shall use its best efforts to obtain and deliver to Tenant as soon as reasonably possible following the Effective Date written nondisturbance agreements ("Nondisturbance Agreements") from all lessors under all ground leases or underlying leases, from all beneficiaries under all deeds of trust and all mortgagees under all mortgages affecting the Premises, stating that so long as no event of default has occurred, this Lease and all of the terms, provisions, and conditions of this Lease, shall remain in full force and effect, and neither this Lease, nor Tenant's rights nor Tenant's possession of the Premises will be disturbed during the Term of this Lease or any extension thereof.

     U. SURVIVAL OF INDEMNITIES: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

     V. TIME: Time is of the essence hereunder.

     W. TRANSPORTATION DEMAND MANAGEMENT PROGRAMS: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or programs, Tenant agrees that the cost of TDM imposed facilities and programs required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be paid by Tenant. Further, any ongoing costs or expenses associated with a TDM program which are required for the Premises and not provided by Tenant, such as an on-site TDM coordinator, shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant within thirty
(30) days after demand. If TDM facilities and programs are instituted on a Project wide basis, Tenant shall pay its proportionate share of such costs in accordance with Section 8 above.

     X. WAIVER OF RIGHT TO JURY TRIAL: Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

20. RIGHT OF FIRST OFFER:

     A. GRANT: Commencing on June 1, 2008 and subject to the existing rights of any existing tenants of such Expansion Buildings, Landlord hereby grants Tenant a right of first refusal to lease each of the adjacent buildings at 2421 and 2441 Mission College Boulevard ("Expansion Buildings") totaling 200,385 square feet as highlighted in green on Exhibit "A". Commencing June 1, 2008, prior to Landlord offering to lease either or both of the Expansion Buildings to a third party (other than any existing tenants with existing rights as of such date), or any portion of either of the Expansion Buildings, Landlord shall give Tenant written notice of such intention, and the terms and other information under which Landlord intends to lease the Expansion Building(s) to a third party.


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

Provided at the time of exercise, Tenant is not in default beyond any applicable cure period, Tenant shall have the option, which must be exercised, if at all, by written notice to Landlord within ten (10) days after Tenant's receipt of Landlord's notice, to lease the Expansion Building(s) indicated in such notice at the rent and terms of lease specified in the notice; provided that as a condition to effective exercise of such option, Tenant shall be required to timely cure any Tenant default which exists on the date of Landlord's notice. In the event Tenant timely and effectively exercises such option to lease the Expansion Building(s), Landlord shall lease the Expansion Building(s) to Tenant, and Tenant shall lease the Expansion Building(s) from Landlord in accordance with the rent and terms specified in Landlord's notice. Landlord and Tenant shall, in good faith, attempt to reach agreement on the terms of a mutually acceptable lease agreement consistent with the terms set forth in Landlord's notice and otherwise on the terms of this Lease within fifteen (15) business days of Landlord's notice. In the event (i) Landlord and Tenant are unable to reach agreement on a mutually acceptable lease within such 15 business-day period or (ii) Tenant fails to exercise Tenant's option within said ten (10) day period, Landlord shall have one hundred eighty (180) days thereafter to lease the Expansion Building(s) at no less than ninety percent (90%) of the rental rate and upon the same or substantially the same other terms of lease as specified in the notice to Tenant. In the event Landlord fails to lease the Expansion Building(s) within said one hundred eighty (180) day period or in the event Landlord proposes to lease the Expansion Buildings at less than ninety percent (90%) of the rental rate or on other material terms which are more favorable to the prospective tenant than that proposed to Tenant, Landlord shall be required to resubmit such offer to Tenant in accordance with this Right of First Offering. Additionally, if Tenant fails to timely or effectively exercise the option to Lease the Expansion Building(s), then if said notice relates to only one Expansion Building, said option shall continue to be effective with respect to the other Expansion Building.

     B. EXCLUSIONS: Notwithstanding the foregoing, this Right of First Refusal shall automatically terminate, (i) upon the expiration or sooner termination of the Lease, or (ii) in the event that Landlord transfers its interest in the Premises or in the Expansion Building(s) to any entity not controlled by or under common control with Landlord any of its partners.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

LANDLORD: Sobrato Interests,            TENANT: Broadcom Corporation,
a California Limited Partnership        a California Corporation


By: /s/ John Sobrato                    *By: /s/ Eric K. Brandt

Its: General Partner                    Its: Senior Vice President


                                        *By: /s/ Eric K. Brandt

                                        Its: Chief Financial Officer

* NOTE: This lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president, or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer and in such event, Tenant must deliver to Landlord a certified copy of a corporate resolution authorizing the signatory to execute this Lease.